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Exhibit 10.25

OFFICE LEASE
BETWEEN
NEW ALLIANCE PROPERTIES, INC.
a Delaware corporation

"LANDLORD"

AND

ESOFT, INC.
a Delaware corporation

TENANT
FOR SPACE AT
THE BUILDING KNOWN AS
 295 INTERLOCKEN BOULEVARD

Dated: February 17; 1999

2

TABLE OF CONTENTS

OFFICE LEASE

			Page
1.	PREMISES: BUILDING: BUILDING COMPLEX; COMMON AREAS		3
2.	LEASE TERM		3
3.	RENT; SECURITY DEPOSIT		3
	A.	Base Rent	3
	B.	Security Deposit	3
4.	TENANT FINISH AND ACCEPTANCE OF THE PREMISES		4
	A.	Landlord's Work	4
	B.	Postponement of Lease Commencement Date	4
	C.	Acceptance of Premises	4
	D.	Partial Months; Lease Commencement Certificate	4
5.	OPERATING EXPENSES		4
	A.	Definitions Regarding Operating Expenses	4
	B.	Payment of Operating Expenses	6
	C.	Partial Years	7
	D.	Survival of Tenant's Obligation	7
	E.	Tenant's Right to Question Operating Expenses	7
	F.	Operating Expense Adjustments	7
6.	TENANT'S EXPENSES		8
7.	SERVICES		8
	A.	Landlord's Services	8
	B.	Additional Services to Tenant	8
	C.	Interruption of Services	8
	D.	Notice to Landlord	8
	E.	Year 2000 Compliance	8
8.	QUIET ENJOYMENT		8
9.	USE AND OCCUPANCY		8
10.	MAINTENANCE AND REPAIRS		9
	A.	Landlord's Obligations	9
	B.	Tenant's Obligations	9
11.	ALTERATIONS AND ADDITIONS		9
	A.	Alterations by Tenant	9
	B.	Ownership and Removal of Alterations	0
	C.	Landlord's ADA Alterations	11
12.	ENTRY BY LANDLORD		11
13.	MECHANICS LIENS		11
14.	SUBLETTING AND ASSIGNMENT		11
	A.	Tenant's Right	11
	B.	Other Restrictions: What Constitutes an Assignment	12
	C.	Certain Subleases	12

ii

28.	MISCELLANEOUS		19
	A.	Limitation—Landlord's Liability	19
	B.	No Merger	20
	C.	Landlord's Use of Common Areas	20
	D.	Covenants are Independent	20
	E.	Severability	20
	F.	Captions and Terms	20
	G.	Binding Effect: Governing Law	20
	H.	Tenant's Authority	20
	I.	Joint and Several	20
	J.	Acts Binding Landlord	20
	K.	Change in Light or View	20
	L.	No Other Agreements; Amendments	21
	M.	Brokers	21
	N.	Recordation	21
	O.	Execution Required	21
	P.	Attorney's Fees	21
	Q.	Time of Essence; Effective Dates	21
29.	RIGHT OF FIRST OFFER		21
	A.	Exercise	21
	B.	No Default	22
30.	OPTION TO EXTEND		22
	A.	Exercise of Option	22
	B.	Rent Determination	22
	C.	Appraiser Defined	23
	D.	Market Rate Defined	23
	E.	Expiration of Options	24

Exhibits:

EXHIBIT A—Floor Plan of Leased Premises
EXHIBIT B—Legal Description of Building
EXHIBIT C—Tenant Improvement Agreement (Work Letter)
EXHIBIT D—Rules and Regulations
EXHIBIT E—Lease Commencement Certificate

iii

OFFICE LEASE

PART I

BASIC LEASE TERM SHEET

BUILDING:	295 Interlocken Boulevard, Broomfield, Colorado 80021
LEASE DATE:	February 17, 1999
LANDLORD:	New Alliance Properties, Inc., Delaware corporation 12800 Whitewater Drive, Suite 170 Minnetonka, MN 55343
TENANT:	Esoft, Inc., a Delaware corporation
	Address:	295 Interlocken Boulevard, Suite 500 Broomfield, CO 80021 Attn: Jay Rollings
BUILDING MANAGER:		La Salle Partners Management, Inc. 950 17th Street Suite 2000 Denver, Colorado 80202
LANDLORD'S BROKER:		Cushman Realty Corporation
TENANT'S BROKER:		The Staubach Company
PREMISES:		Suite Number: 500 295 Interlocken Boulevard Broomfield, Colorado 80021 Tenant's Rentable Area: 13,618 RSF Premises
LEASE TERM:	Lease Commencement Date: The earlier to occur of: (a) the date the Premises are Ready for Tenant (as defined below); or (b) March 17, 1999 (subject to Section 4.13 below)
Rent Commencement Date: June 1, 1999
Lease Expiration Date: May 31, 2004
Lease Term: Commencement Date to Expiration Date (i.e., approximately 5 years, plus 3 months)

BASE RENT: Payable in monthly installments as follows:

Period	Monthly		Per Sq. Ft.		Periods
Commencement Date-5/31/99	$14,185.42	*	$12.50	*	Not determinable
6/l/99-2/29/00	$14,185.42		$12.50		$127,668.78
3/1/00-2/28/01	$14,469.13		$12.75		$173,629.56
3/1/01-2/28/02	$14,752.83		$13.00		$177,033.96
3/1/02-2/28/03	$15,320.25		$13.50		$183,843.00
3/1/03-5/31/04	$15,603.96		$13.75		$234,059.40

*See Paragraph 3A below.

TENANT'S PRO RATA SHARE: 21.28%

SECURITY DEPOSIT: $15,000.00

PARKING SPACES: Number of Parking Spaces: 54 surface parking spaces (i.e., 4 spaces per 1,000 rentable square feet leased) at no cost to Tenant. Tenant, at its own cost and expense, may identify up to 25 of said 54 parking spaces as Tenant's reserved parking spaces, subject to prior approval by Landlord of the location and method of identifying said reserved parking spaces, as well as, all required approvals of any governing authority and the Interlocken Architectural Committee. Tenant shall be responsible for all costs and expenses associated with the identification of the parking spaces reserved for Tenant, including maintenance of any reserved parking signs or stripping once approved as hereinbefore provided.

OPTIONS: See Paragraphs 29-30 below

GUARANTOR: Not applicable

THIS BASIC LEASE TERM SHEET, together with the General Provisions in Part II and any Exhibits as Part III, all constitute the entire lease between Tenant and Landlord for the Leased Premises, made and entered into as of the Lease Date.

PART II
GENERAL PROVISIONS

        1.    PREMISES; BUILDING; BUILDING COMPLEX: COMMON AREAS.    In consideration of the payment of the Rent and the performance of Landlord and Tenant's obligations under the Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord the premises as described on the Basic Lease Term Sheet and as depicted on Exhibit A (the "Premises") located in the building on the land described on Exhibit B (the "Building"), together with a non-exclusive right to use all common areas designated by Landlord for non-exclusive use of the tenants of the Building. The Building, real property, landscaped and parking areas, drives and related easements, common areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex" whether all or a part of it. The "Common Areas" include the Building entrances, walkways, driveways to the Building, stairways, common lobbies and corridors, electrical and telephone rooms, and other areas designated from time-to-time by Landlord for the use of all tenants of the Building.

        All entry of the Premises or Building Complex during construction under the Work Letter (defined in Paragraph 4) by Tenant its employees, architects, agents or representatives shall be at Tenant's sole risk, and Tenant shall indemnify and hold Landlord and its employees, partners, contractors, and Building Manager harmless from and against any and all injuries, death, damages, loss, claims, suits and liability arising out of any such inspection, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant shall not prior to the Lease Commencement Date enter on the Premises or permit others to do so.

        2.    LEASE TERM.    The term of the Lease shall commence at 12:01 a.m. on the Lease Commencement Date and shall terminate at 12:00 midnight on the Lease Expiration Date, as specified on the Basic Lease Term Sheet (the "Primary Lease Term"). The Primary Lease Term, as it may be extended, is referred to as the "Lease Term."

        3.    RENT; SECURITY DEPOSIT.

        A.    Base Rent.    Tenant shall pay to Landlord base rent for the Premises ("Base Rent") as specified on the Basic Lease Term Sheet during the Primary Lease Term. All installments of Base Rent shall be payable in advance, on the first day of each calendar month during the Lease Term, except that the first monthly installment of Base Rent shall be due and payable upon execution of this Lease by Tenant. All Base Rent and Additional Rent (as hereinafter defined), (collectively, "Rent") shall be paid without notice, demand, deduction, offset, or abatement (except as otherwise expressly provided in this Lease), at Landlord's address or at such other place as Landlord from time-to-time designates in writing. In no event will the total Rent to be paid by Tenant during any Lease Year ever be less than the Base Rent plus Tenant's Pro Rata Share of Operating Expenses under Paragraph 5. Notwithstanding anything to the contrary, Tenant may occupy the Premises and defer payment of Base Rent and Tenant's Pro Rata Share of Operating Expenses for a period commencing on the Commencement Date and terminating May 31, 1999 (the "Deferred Rent Period"). Rents payable hereunder are allocable to, and will be accrued by the parties during, their fiscal periods in which the same is actually paid. No portion of the Base Rent paid by Tenant during periods after the expiration of the Deferred Rent Period will be allocated to such Deferred Rent Period, nor is such Rent intended to be allocable to the Deferred Rent Period. If at any time during the Term, an Event of Default occurs, Tenant owes Landlord, in addition to all other amounts, Base Rent and Tenant's Pro Rata Share of Operating Expenses deferred pursuant to this Paragraph during the Deferred Rent Period. Tenant, however, has no obligation to pay the deferred amounts if no Event of Default occurs prior to the expiration of the Term.

        B.    Security Deposit.    It is agreed that Tenant, concurrently with the execution of this Lease, shall deposit with Landlord, and shall keep an deposit at all times during the Lease Term, the security deposit specified on the Base Lease Term Sheet (the "Security Deposit") as security for the payment by Tenant of the Rent and for the faithful performance of all other provisions of this Lease which are to be performed by Tenant. If, at any time during the Lease Term, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right, but shall not be obligated, to use the Security Deposit, or so much as necessary, in payment of any Rent or in performance of Tenant's other obligations under this Lease, and in payment of any damages incurred by the Landlord by reason of Tenant's defaults, which shall not waive or cure any such default. In that event, Tenant shall, on written notice of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. The Security Deposit which has not been so utilized, shall be refunded to Tenant, without interest, within 60 days after the termination of this Lease upon full performance of this Lease by Tenant and vacation and surrender of the Premises by Tenant as required by this Lease. Landlord shall not be obligated to hold the Security Deposit in a segregated account and Tenant shall be entitled to no interest on it. Landlord may deliver the Security Deposit to or credit the Security Deposit to the purchase price paid by any purchaser of Landlord's interest in the Premises, and thereupon Landlord shall be discharged from further liability with respect to the Security Deposit. If a Mortgagee (as hereinafter defined) succeeds to Landlord's interest by foreclosure or deed in lieu, Tenant shall have no claim against Mortgagee unless Mortgagee actually received the Security Deposit from Landlord. Tenant's obligations under this Lease exceed the amount of the Security Deposit, Tenant shall remain liable for the balance of its obligations.

        4.    TENANT FINISH AND ACCEPTANCE OF THE PREMISES.

        A.    Landlord's Work.    Other than as set forth in the Work Letter, Landlord shall have no obligations for any remodeling or other work in the Premises, and Tenant shall accept the Premises in their "as-is" condition on the date the Premises is Ready for Tenant.

        B.    Postponement of Lease Commencement Date.    If the Premises are not Ready for Tenant on or before March 17, 1999 because a prior tenant fails to vacate, the Lease Commencement Date shall be postponed until the earlier of: (i) the date the Premises are Ready for Tenant; or (ii) the date Tenant takes occupancy of any of the Premises, on which date all of the provisions of this Lease shall take effect; provided, however, that the Rent Commencement Date and the Lease Expiration Date shall each be delayed by the same number of days that the Lease Commencement Date is delayed beyond March 17, 1999. If the Premises are not Ready for Tenant on or before March 17, 1999, the postponement of Tenant's obligation to pay Rent shall be in full settlement of all claims which Tenant might otherwise have by reason of the Premises not being Ready for Tenant on or before March 17, 1999. "Ready for Tenant" shall mean the date the Premises is delivered to Tenant.

        C.    Acceptance of Premises.    Taking possession of the Premises by Tenant shall be conclusive evidence that the Premises are Ready for Tenant.

        D.    Partial Months: Lease Commencement Certificate.    If the Lease Commencement Date does not begin on the first day of a month, Tenant shall pay proportionate Rent in advance for the partial month and the partial month shall be considered part of the first Lease Year (as defined in subparagraph 5.A). In the event the Lease Commencement Date is delayed, the Lease Expiration Date shall be extended so that the Primary Lease Term will continue for the full period set forth in the Basic Lease Term Sheet. At the request of either party, Landlord and Tenant shall execute a Lease Commencement Certificate, the form of which is attached hereto as Exhibit E, setting forth among other things the Lease Commencement Date and the Lease Expiration Date.

        5.    OPERATING EXPENSES.

        A.    Definitions Regarding Operating Expenses.    The following terms have the following meanings with respect to their use in this Lease:

        (1)  "Building Rentable Area" means 63,995, which is the total rentable square footage of the Building. If there is a significant change in the Building Rentable Area as a result of an addition to the Building, partial destruction, modification to building design, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustments in the computations as shall be necessary to provide for any such change.

        (2)  "Tenant's Pro Rata Share" means the percentage specified on the Basic Lease Term Sheet. In the event Tenant, at any time during the Lease Term, leases additional space in the Building, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Building Rentable Area, and the resulting percentage figure shall become Tenant's Pro Rata Share.

        (3)  "Lease Year" means each calendar year during the Lease Term, except that the first Lease Year shall begin on the Lease Commencement Date and end on December 31 of that year, and the last Lease Year shall begin on January 1 of the calendar year in which this Lease expires or is terminated and end on the date it expires or terminates. If the first or last Lease Year is less than 12 months, Operating Expenses for these years shall be prorated.

        (4)  "Operating Expenses" means all operating expenses of any kind or nature as reasonably determined by Landlord and which are incurred in connection with the ownership, operation and maintenance of the Building Complex. Operating Expenses shall include, but not be limited to:

          (a)  All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including any taxes, assessments, reassessments, surcharges, imposition, or under any covenants, declarations, easements or restrictions, or other service, tax or other fees of a nature now in effect or which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, in no event shall the terms "taxes" or "assessments include any federal or state income taxes levied or assessed on Landlord, unless those taxes are a substitute for real property taxes (collectively referred to as "Taxes"). Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any Taxes shall be included in such computations. "Assessments" shall include general and special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district, against the Premises, the Building or Building Complex or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid;

          (b)  To the extent applicable, costs of cleaning (such as exterior window cleaning) and other supplies, tools, materials and equipment used in connection with the Common Areas;

          (c)  To the extent applicable, costs incurred in connection with obtaining and providing energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services ("HVAC"), exclusive of electrical power for individual tenant spaces and associated rooftop HVAC units, which shall be separately metered to each tenant;

          (d)  Costs of water and sanitary, storm drainage and natural gas services for the Building Complex;

          (e)  Costs of security services (if any) and janitorial services (if any) for the Common Areas;

          (f)    Costs of maintenance, repairs, alterations, improvements and replacements, including materials, labor, equipment and maintenance contracts; and

          (g)  Costs of maintenance and replacement of landscaping; and costs of maintenance, repair, resurfacing, striping and repairing parking areas and Common Areas, including trash, ice and snow removal;

          (h)  Insurance premiums in connection with the insurance carried by Landlord in accordance with Paragraph 16, including fire and all-risk coverage, together with loss of rent endorsement; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building Complex; public liability insurance and any other insurance carried by Landlord on the Building Complex;

          (i)    Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, fringe benefits, pension;

          (j)    Professional building management fees and costs of Building management space occupied by the Building Manager or its agents; provided, that such professional building management fees shall be comparable to management fees paid by landlords to property managers for comparable buildings in the greater Metropolitan Denver market, from time to time;

          (k)  Legal, accounting, inspection, and consultation fees (including fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex; and a general overhead and administrative charge equal to 2% percent of all Operating Costs.

          (l)    The costs of capital improvements and structural repairs and replacements made in or to the Building Complex or the cost of any machinery or equipment installed in the Building Complex in order to conform to any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex ("Required Capital Improvement"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses ("Cost Savings Improvements"); and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building Complex. The expenditures for Cost Savings Improvements shall be limited in any year to the amount of the resulting reduction of Operating Expenses;

          (m)  Any assessments, special assessments or other fees or charges levied or imposed an the Building Complex by the Interlocken Owners Association; and

          (n)  Any other expense which under generally accepted real estate standards for the metropolitan area where the Building is located would be considered Operating Expenses.

        (5)  "Operating Expenses" shall not include (i) costs of work, including painting and decorating and tenant improvement work, which Landlord performs for any tenant in the Building which is not for the benefit of all or most tenants of the Building; (ii) costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received by Landlord; (iii) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building; (iv) costs of repairs or rebuilding necessitated by condemnation; (v) any interest on borrowed money or debt amortization on Landlord's mortgages on the Building, except as specifically set forth above; (vi) depreciation on the Building; or (vii) costs for janitorial services, utilities or maintenance performed or paid for by tenants for their individual premises.

        B.    Payment of Operating Expenses.    It is hereby agreed that, subject to the provisions of Paragraph 3A above pertaining to the Deferred Rent Period, commencing with the first Lease Year and continuing each month thereafter through the Lease Term, Tenant shall pay to Landlord as Additional Rent at the same time as Base Rent is paid an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of the Operating Expenses for the particular Lease Year. Landlord shall deliver to Tenant, as soon as practicable following the end of any Lease Year, an estimate of the Operating Expenses for the new Lease Year (the "Budget Sheet"). Until receipt of the Budget Sheet, Tenant shall continue to pay its current monthly Tenant's Pro Rata Share of Operating Expenses based upon the estimate for the preceding Lease Year. If the Budget Sheet reflects an estimate of Tenant's Pro Rata Share of Operating Expenses for the new Lease Year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new Lease Year, Tenant shall pay such amount to Landlord within 30 days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Pro Rata Share of the Operating Expenses as set forth in the Budget Sheet. As soon as practicable following the end of any Lease Year, but not later than May 1, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses setting forth the exact amount of Tenant's Pro Rata Share of the Operating Expenses for the Lease Year just completed, and the difference, if any, between the actual Tenant's Pro Rata Share of the increase in Operating Expenses for the Lease Year just completed and the estimated amount of Tenant's Pro Rata Share of the Operating Expenses for such Lease Year (the "Statement"). Notwithstanding the foregoing, Landlord's failure to deliver the Statement to Tenant on or before May 1 shall not be a waiver of Landlord's rights under this Paragraph. If the actual Tenant's Pro Rata Share of the Operating Expenses for the period covered by the Statement is higher than the estimated Tenant's Pro Rata Share of the Operating Expenses which Tenant previously paid during the Lease Year just completed, Tenant shall pay to Landlord the difference within 30 days following receipt of the Statement from Landlord. If the actual Tenant's Pro Rata Share of the Operating Expenses for the period covered by the Statement is less than the estimated Tenant's Pro Rata Share of the Operating Expenses which Tenant previously paid during the Lease Year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant under this Lease. In no event will Rent be less than Base Rent. In the event the Building is not fully occupied during any particular Lease Year, Landlord shall adjust those Operating Expenses which are affected by the occupancy rates for the particular Lease Year, or part of it, as the case may be, to reflect an occupancy of 100% percent of the Building Rentable Area.

        C.    Partial Years.    If the Lease Term covers a period of less than a full calendar year during the first or last a Years, Tenant's Pro Rata Share of the Operating Expenses for the partial year shall be calculated by proportionately reducing Operating Expenses to reflect the number of months in that year.

        D.    Survival of Tenant's Obligation.    Landlord's and Tenant's responsibilities with respect to the Operating Expenses survive the expiration or termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure Tenant's obligations attributable to the Lease Year in which this Lease terminates.

        E.    Tenant's Right to Question Operating Expenses.    If Tenant questions the amount of Operating Expenses as shown by the Statement, Tenant shall notify Landlord within 30 days after receipt of the Statement. If Tenant does not give Landlord notice within that time period, Tenant shall have waived its right to dispute the Statement. If Tenant timely gives notice, it shall have 90 days after giving notice to hire, at Tenant's sole expense, an accredited member of the Colorado Society of CPA's ("Tenant's Accountants"), to examine Landlord's books and records for the purpose of verifying the accuracy of the Statement. If Tenant's Accountants determine that an error has been made, notice describing the error in reasonable detail must be given to Landlord during that 90-day period, or the right to question the Statement shall be waived; and if such a notice is given, Landlord and Tenant shall endeavor to agree upon the matter within the following 30 days. All information disclosed to Tenant or Tenant's Accountants in connection with any such review shall be kept confidential by Tenant and Tenant's Accountants and shall not be disclosed or used by Tenant or Tenant's Accountants for any reason other than to verify information set forth in the Statement. If it is determined that an error has been made adverse to Tenant of 5% or more of the total Operating Expenses, Landlord shall pay all of the costs and expenses associated with such review. Notwithstanding the pendency of any dispute over any particular Statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Additional Rent based upon the Statement until the dispute is resolved. Delay by Landlord in submitting any Statement for any Lease Year shall not affect the provisions of this Paragraph or constitute a waiver of Landlord's rights as set forth herein for that or any subsequent Lease Year.

        F.    Operating Expense Adjustments.    Notwithstanding anything in this Lease to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a "pure net" basis, or provides for a different basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord determines that an adjustment should be made in making the computations of Operating Expenses under this Lease, Landlord may modify the computation of Building Rentable Area and Operating Expenses for any Lease Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by that tenant. Furthermore, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph as shall be reasonably necessary to achieve the intent of this Lease or the intention of the parties hereto.

        6.    TENANT'S EXPENSES.    Notwithstanding anything contained in this Lease to the contrary, Tenant shall be responsible, at Tenant's sole cost and expense, to arrange and pay for the janitorial services for the Premises and to arrange and pay directly to the electrical service provider for all costs of all electrical services associated with the operation and occupancy of the Premises, such as lighting and electrical outlets and the HVAC serving the premises. As more specifically provided in the Work Letter attached hereto as Exhibit C, Tenant shall be responsible for the installation of a separate utility meters for purposes of segregating the electrical power supply to the Premises. Said separate meters to include the segregation of power supply necessary to operate the HVAC system for the Premises.

        7.    SERVICES.

        A.    Landlord's Services.    Subject to the provisions of subparagraph 7D, Landlord in accordance with standards established by Landlord from time to time for the Building, agrees: (1) to furnish running water for use in Common Area lavatories and drinking fountains, if any; and (2) to provide limited janitorial services for the Building (including window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required).

        B.    Additional Services to Tenant.    If Tenant requires other services in addition to those required to be provided to all other tenants of the Building, Tenant shall pay for those services monthly as Additional Rent. In addition, Tenant shall pay as Additional Rent monthly with Base Rent any and all charges for utility services supplied and materials furnished directly to the Premises. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises.

        C.    Interruption of Services.    Landlord may discontinue, reduce, or curtail the Landlord's Services at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of Laws (as hereinafter defined) or due to any other happening beyond the control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord's services Landlord shall, if possible, give advance notice to Tenant, but Landlord shall not be liable for damages to Tenant or any other party as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, cause or permit an abatement, reduction or set off of Rent, or operate to release Tenant from any of Tenant's obligations under this Lease.

        D.    Notice to Landlord.    Tenant shall promptly notify Landlord or the Building Manager of any interruption in the Building services or of any defects in the Building or Building systems of which Tenant becomes aware and of which Landlord is not aware, including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition of which it becomes aware which may cause injury or damage to the Building, the Building Complex, or to any person or property.

        E.    Year 2000 Compliance.    Landlord shall be responsible, at its sole cost and expense, for taking all measures necessary to ensure that all Building systems components which are owned and maintained by Landlord will accurately process date and/or time data relating to the year 2000.

        8.    QUIET ENJOYMENT.    Subject to the provisions of this Lease, all Laws and any mortgage, easement, covenants, reservations or other encumbrances on the Building Complex, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Lease Term against any person claiming under Landlord, so long as Tenant complies with its obligations to pay Rent and performs all of its other obligations under this Lease.

        9.    USE AND OCCUPANCY.    The Premises shall be used and occupied as business offices and for light assembly and light shipping/receiving for the operation of Tenant's business (the "Permitted Use") and for no other purpose, and Tenant shall use it in a careful, safe, and proper manner, and pay on demand for any damage, including repair of damage, to the Building Complex caused by the use, act or neglect by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant. Tenant shall at its sole cost, comply with all applicable federal, state, city, quasi-governmental and utility provider laws, statutes, ordinances, orders, codes, rules, regulations, zoning restrictions, covenants and restrictions now or hereafter in effect, including the Americans With Disabilities Act ("ADA") and all environmental laws (collectively referred to as "Laws") applicable to Tenant's use, occupancy or alteration of the Premises, and Tenant shall obtain all permits or licenses required for its business conducted at the Premises. Tenant shall not commit waste or permit waste to be committed or cause or permit any unpleasant odor or noise or other nuisance in or from the Premises or on the Building Complex. Tenant shall not use the Premises for any use that causes an increase in rates or cancellation of any insurance policy covering the Building Complex. Tenant shall not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises or the Building Complex any article or substance prohibited by any insurance policy covering the Building Complex or the Premises nor shall Tenant keep, store, produce, dispose of or release on, in or from the Premises or the Building Complex (or allow others to do so) any substance which may be deemed an infectious waste, hazardous waste, hazardous or toxic material, or hazardous substance under any Laws (collectively called "Hazardous Materials") except customary office and cleaning supplies stored and used in accordance with Laws. Tenant represents and warrants to Landlord that it shall not bring onto or allow other to bring any Hazardous Materials onto the Building Complex, and that it has received no notice or complaint from any governmental authority or third party that the business it intends to operate in the Premises or that any property or materials it intends to keep or allow on the Building Complex or in the Promises is a Hazardous Material or violates any Laws. Tenant shall give prompt notice to Landlord of any such notice or complaint it has received or does receive in the future. Tenant shall pay when due any taxes assessed with respect to Tenant's use or occupancy of the Premises and Tenant's Property (as defined in Paragraph 11) and any Alterations made by Tenant. Landlord acknowledges that Landlord has received no written notices, complaints or orders of violation or noncompliance with any Law (including the ADA) and no federal, state or local environmental investigation is pending or, to the best of Landlord knowledge, has been threatened against Landlord with regard to the Building Complex, and the Building Complex has not been used by Landlord nor, to the best of Landlord's knowledge, has the Building Complex ever been used to manufacture, process, distribute, use, treat, store, dispose of, handle or transport any Hazardous Substances in any quantity or manner that violates or gives rise to liability under any Law, except customary office and cleaning supplies. Tenant acknowledges that Tenant has inspected the Premises and accepts the Premises. Operating Expenses shall not include costs associated with causing the Common Areas of the Building Complex to comply with the ADA as it is interpreted and regulated on the date hereof.

        10.    MAINTENANCE AND REPAIRS.

        A.    Landlord's Obligations.    Landlord shall, subject to reimbursement as part of Operating Expenses, to the extent deemed reasonably necessary by Landlord for operations of the Building Complex, repair and maintain: the structural portions of the Building, plumbing, air conditioning (including rooftop HVAC units), heating and electrical systems installed or furnished by Landlord, the Building roof, the curtain wall, including all glass connections at the perimeter of the Building, all exterior doors, including any exterior plate glass within the Building, Building telephone and electrical closets owned or operated by Landlord, Building telephone and electrical closets, the Common Areas of the Building Complex, landscaping, and interior portions and Building systems of the Building above and below grade which are not within space leased to Tenant or other tenants in the Building. Landlord shall have no obligation to make improvements to or to repair or maintain the Premises during the Lease Term.

        B.    Tenant's Obligations.    Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 7 and Landlord's obligations under Paragraph 1 OA, shall maintain, in good order, condition, repair, and appearance anything below the ceiling of the Premises, including the interior surfaces of the ceilings (if damaged or discolored due in whole or in part to the act, neglect, omission or fault of Tenant), windows, walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows) and pipes, electrical wiring, switches, fixtures and other special items exclusively serving the Premises, subject to the provisions of Paragraph 10(A) and 15. In the event Tenant fails to maintain the Premises as required by this Paragraph, Landlord shall give Tenant notice to do such acts as are required by this Paragraph. If within a reasonable time not to exceed 30 days following Landlord's notice, Tenant fails to perform its obligations under this Paragraph, or if those obligations cannot reasonably be completed within 30 days, fails to promptly commence such work and diligently pursue it to completion within a reasonable time not to exceed 90 days, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform those obligations, without curing Tenant's default. The funds so expended plus 20% of such amounts as an overhead/ administrative charge shall be due and payable by Tenant within 10 days after receipt of Landlord's invoice. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing or not performing any such obligations.

        11.    ALTERATIONS AND ADDITIONS

        A.    Alterations by Tenant.    Except as expressly provided in the Work Letter, Tenant shall make no alterations, additions or improvements to the Premises or the Building Complex (the "Alterations"),

including the installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond the standard electrical usage design for the Premises without obtaining the prior written consent of Landlord. Tenant shall submit any such request to Landlord, which shall not be unreasonably withheld or delayed, at least 30 days prior to the commencement of the Alterations. Landlord may impose, as a condition to its consent, and at Tenant's sole cost, such requirements as Landlord may deem necessary in its judgment, including the manner in which the Alterations are done, the material to be used, the times during which the work is to be accomplished, approval of all plans and specifications, and the procurement of all licenses and permits. Landlord shall approve, which approval shall not be unreasonably withheld, Tenant's choice of architect and contractor by whom the work is to be performed. Landlord shall be entitled to or to require Tenant to post notices on and about the Premises with respect to Landlord's non-liability for the Alterations and Tenant shall not permit those notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire, safety, heating and mechanical systems, without the prior written consent of Landlord. Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner and in compliance with this Lease.

        All Alterations, including partitions (except demountable wall systems installed by Tenant and not those existing in the Premises on the date hereof), paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture, telephone equipment and cabling), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant either M at the time such Alterations are installed that it elects to have Tenant remove all or part of such Alterations at the end of the Term or (ii) in the case of telephone and data cabling within 30 days following the expiration of the Lease that it elects to have Tenant remove such cabling,, and in either such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted.

        If Landlord permits any Alterations, then prior to the commencement of those Alterations, Tenant shall deliver to Landlord certificates (and copies of the policies if requested by Landlord) issued by insurance companies qualified to do business in the state where the Premises are located evidencing that workmen's compensation, public liability insurance and property damage insurance, builder's risk coverage (if applicable) all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform the work. All such policies shall name Landlord as an additional insured and shall provide that they may not be canceled or modified without 30 days' prior notice to Landlord.

        Tenant, at its sole cost and expense, shall cause any permitted Alterations to be performed in compliance with all applicable requirements of insurance policies, Laws, and governmental bodies having jurisdiction, in such manner as not to interfere with other tenants or interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building Complex, and so as to maintain harmonious labor relations in the Building and to not disturb other tenants' use of their premises or interfere with Landlord's operation of the Building Complex. In addition, Tenant, at its sole cost and expense, shall be responsible for the acquisition of auxiliary aids, required under the ADA, including all Alterations required: (i) as a result of Tenant, or any subtenant, assignee or concessionaire, being a Public Accommodation (as defined in the ADA); (ii) as a result of the Premises being a Commercial Facility (as defined in the ADA); (iii) as a result of any leasehold improvements made to the Premises by or on behalf of Tenant, or any subtenant, assignee or concessionaire (whether or not Landlord's consent to such leasehold improvements was obtained); or (iv) as a result of the employment by Tenant, or any subtenant, assignee or concessionaire, of any individual with a disability.

        B.    Ownership and Removal of Alterations.    All Alterations, whether made by Landlord or Tenant, including all counters, screens, grilles, cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures (but not including Tenant's Property, as defined below), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises without disturbance or injury, at the end of the Lease Term, unless Landlord, by notice given to Tenant no later than 15 days after the end of the Lease Term or Tenant's possession, shall elect to have Tenant remove all or any of the Alterations, and in that event, Tenant shall promptly remove those Alterations. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore and repair any damage caused by the removal. All movable partitions, machines and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, which can be removed without damage to or defacement of the Building or the Premises, and all unattached furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Lease Term, subject to the provisions of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building Complex or the Promises resulting from the removal.

        C.    Landlord's ADA Alterations.    Landlord shall, subject to reimbursement as part of Operating Expenses, be responsible for any alterations, modifications or improvements to any Common Areas of the Building Complex which are required by the ADA.

        12.    ENTRY BY LANDLORD.    Landlord, the Building Manager and their employees, contractors and agents shall have the right to enter the Promises at all reasonable times after advance notice to Tenant (except in the case of an emergency) for the purpose of inspecting it, to supply any services to be provided by Landlord, to show it to prospective purchasers, investors or Mortgagees, to make such alterations, repairs, maintenance, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and during the last 180 days of the Lease Term or after an Event of Default to show it to prospective tenants. Landlord may for these purposes, if Tenant is not present, enter the Premises by means of a master key. Any such entry shall not entitle Tenant to an abatement of Rent or any other claim against Landlord, except for Landlord's gross negligence or willful misconduct.

        13.    MECHANICS LIENS.    Tenant has no right or authority to impose or permit any lien or claim against the Premises, the Building, the Building Complex or its interest in or under this Lease. Tenant shall pay all costs for work done by or for Tenant in the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Primary Lease Term) and Tenant will keep the Premises and the Building Complex free and clear of all mechanics' and other liens on account of work done by or for Tenant or persons claiming under it, excluding any Tenant Finish Work performed by Landlord pursuant to the Work Letter. Tenant agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. Should any such claims be made or liens be recorded against the Premises, the Building or the Building Complex or should any action affecting the title thereto be commenced as a result of any such work, Tenant shall cause the claim to be satisfied before being recorded, or if the claim or lien is recorded to be removed of record within five days after recording. If Tenant desires to contest any claim or lien, Tenant shall give notice to Landlord of Tenant's intent to contest it and, within five days after the recording of any such liens, Tenant shall either furnish to Landlord adequate security satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest or bond over any lien under CRS 38-22-131 and as soon as possible thereby have the lien against the Premises, Building and Building Complex discharged and released in full. If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall immediately pay and satisfy it. If Tenant fails to pay any amount in the time periods provided herein, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, plus 20% of such amounts as an overhead/administration charge, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

        14.    SUBLETTING AND ASSIGNMENT.

        A.    Tenant's Right.    Tenant cannot assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, not to be unreasonably withheld or delayed. If Tenant wants to assign this Lease or sublet all or a portion of the Premises, Tenant shall first notify Landlord in writing of the name of the proposed assignee or sub-tenant and the proposed use of the Premises, and provide such financial and other information as Landlord may reasonably require about the proposed assignee or subtenant. It shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or sublease for any reason, including, if (i) the financial responsibility, or business of the proposed assignee or subtenant is unacceptable to Landlord; (ii) the intended use of the Premises by the proposed assignee or subtenant either (a) is not substantially similar to the use of the Premises authorized by the provisions of this Lease or (b) violates any Laws or requires modifications to the Premises or the Building Complex to comply with Laws; (iii) if the proposed assignee or subtenant is a present or former tenant of the Building, or (iv) the rent to be paid by the proposed assignee or sublessee is no less than 90% of the Rent paid by Tenant for that space or is less than 90% of the rental rate then being offered by Landlord for similar space in the Building. Tenant shall have no right to assign this Lease or sublet any part of the Premises if a notice of default has been delivered by Landlord to Tenant, which default has not been cured, or if an Event of Default exists under this Lease, either at the time of Tenant's request for Landlord's consent to an assignment or sublease or at the time the assignment or sublease is scheduled to commence.

        B.    Other Restrictions.    What Constitutes an Assignment. Any assignment or subletting consented to by Landlord shall be in writing in a form acceptable to Landlord. This Lease cannot be assigned or sublet by operation of law. Any transfer of this Lease by a sale of all or substantially all of Tenant's assets, merger, consolidation liquidation, or change in ownership of or power to vote the majority of outstanding stock of Tenant or, if Tenant is a partnership, any withdrawal, replacement, or substitution of any partner or partners, either general or limited, whether as the result of a single or series of transactions, shall constitute an assignment for purposes of this Paragraph. Any assignment or subletting shall not affect the liability of the Tenant under this Lease or release Tenant from its obligations. Consent by Landlord to any assignment or sublease shall not relieve the Tenant from the requirement of obtaining the prior written consent of Landlord to any subsequent assignment or subletting and Landlord's consent to one assignment or subletting shall not waive Landlord's right to refuse to consent to a subsequent request. If Landlord consents to Tenant's request to assign this Lease or sublet all or a portion of the Premises, Tenant shall pay Landlord, at the time consent is given, in consideration for Landlord's written consent to the assignment or sublease, an amount equal to $500 as a subletting/assignment fee. In addition, Tenant or Tenant's assignee or sublessee shall be solely responsible for all costs incurred in altering the Premises to conform to Laws due to any change in the intended use of the Premises. If Tenant collects any rent or other amounts from an assignee or subtenant in excess of the Rent for any monthly period, Tenant shall pay Landlord 50% of the excess "monthly (after first deducting Tenant's cumulative reasonable costs related to the Transfer, including tenant finish costs, commissions, or other reasonable costs), as and when received; and after a default by Tenant under this Lease, Landlord shall have the right to collect any Rent directly from any subtenant (or from any assignee from which is it not already collecting directly).

        C.    Certain Subleases.    Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant consent in its sole discretion and may terminate this Lease as to that portion of the Premises; provided, however, if Landlord does not consent and elects to terminate the Lease as to that portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If Landlord elects to terminate under this Paragraph, it shall be effective on the date designated in a notice from Landlord.

        15.    DAMAGE TO PROPERTY; CLAIMS.

        A.    Landlord Not Liable.    Neither Landlord nor the Building Manager or their employees or agents shall have any liability for, and Tenant shall neither hold nor attempt to hold Landlord the Building Manager and their employees and agents liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to or within the Premises, to Tenant's Property or other personal property of Tenant or others kept in the Premises or stored in other parts of the Building and/or Common Areas, or for property of Tenant or others entrusted to employees of the Building, or for loss of property by theft or otherwise (including loss or damage in the parking areas) whether by reason of the negligence or default of Landlord, other occupants or any other person or otherwise, and the keeping or storing of all property of Tenant in the Building, Common Areas and/or Premises shall be at the sole risk of Tenant, unless caused by the gross negligence or willful misconduct of Landlord.

        B.    Tenant's Indemnity.    Subject to provisions of Paragraph 16C, Tenant hereby agrees to indemnify, defend, and save Landlord and Building Manager harmless of and from all actions, suits, fines, penalties, liability, loss, damages, costs, or expenses, including reasonable attorneys' fees, resulting from Tenant's use or occupancy of the Premises, or on account of injuries to the person or property of Tenant or any third party, including any other tenant in the Building Complex or to any other person rightfully in the Building Complex for any purpose whatsoever, where the injuries are caused by the negligence, acts or misconduct of the Tenant, Tenant's agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or resulting from any breach of this Lease by Tenant.

        16.    INSURANCE.

        A.    Landlord's Insurance.    Landlord agrees to carry and maintain commercial general liability insurance against personal injury, including death and property damage, in or about the Building Complex (excluding Tenant's Property), in such amounts as Landlord deems appropriate. Landlord shall maintain casualty insurance for the Building Complex, the shell and core of the Building and the Premises (other than the insurance Tenant is required to carry on the Premises) in such amounts, from such companies, and on such terms and conditions, including insurance for loss of Rent, as Landlord deems appropriate from time to time.

        B.    Tenant's Insurance.    Tenant shall, at its own cost, at all times during the Lease Term, procure and maintain workmen's compensation insurance in the maximum statutory amount and Employers Liability insurance in the amount of $500,000, each covering all persons employed by Tenant, insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's Property and the contents of the Premises including damage due to water leakage, in an amount equal to their full replacement cost, and commercial general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, and broad form property damage with the following limits of liability: $2,000,000.00 each occurrence combined single limit for bodily injury, property damage and personal injury; $2,000,000.00 aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located, with general policyholder's ratings of not less than AA + and a financial rating of not less than "XI" in the most current available Best's Insurance Reports, and shall be otherwise satisfactory to Landlord. All such policies (except workmen's compensation) shall name Landlord and Building

Manager as additional insureds, and shall provide they cannot be canceled or altered except upon 30 days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance carried by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire Lease Term, regardless of when the claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event any such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s), and if requested copies of the policies, of such insurance to Landlord upon commencement of the Lease Term and at least 30 days prior to their renewal date and such certificate(s) and policies shall name Landlord and Building Manager as additional insureds, in addition to the other requirements herein. The limits of Tenant's insurance shall not, under any circumstances, limit the liability of Tenant under this Lease.

        C.    Waiver of Claims and Subrogation.    Each party hereby waives and releases the other party and its respective officers, directors, partners, members, agents, representatives and employees, from any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction to its real and personal property (including the Building, Building Complex, Premises and Tenant's Property) or for loss of business arising out of or related to the use and occupancy of the Premises occurring during the Lease Term which is insured or capable of being insured against under insurance required under this Paragraph. Tenant also waives all such rights of recovery against the Building Manager. Each party shall notify its insurance carrier of this waiver provision and obtain an appropriate waiver of subrogation provision in its policies.

        17.    DAMAGE OR DESTRUCTION TO BUILDING.

        A.    Repair of Damage.    In the event that the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds have been made available to Landlord to repair the damage by the insurer and any Mortgagees, the damage shall be repaired by and at the expense of Landlord to the extent of the insurance proceeds, provided that the Premises can be made fit for occupancy, in Landlord's reasonable opinion, within 180 days after the occurrence of the damage without the payment of overtime or other premiums. Until the repairs and restoration are completed, Rent shall be abated to the extent of any recovery by Landlord under its loss of rent insurance related to the Premises in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business as the result of the casualty, as may be reasonably determined by Landlord (but there shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period of five days or less or as set forth below). Landlord agrees to notify Tenant within 60 days after the casualty if it estimates that it will be unable to repair and restore the Premises within 180 days, which will state the approximate length of time Landlord estimates will be required to complete the repairs and restoration, in which event Landlord in its notice or Tenant in a notice given to Landlord within 15 days thereafter may terminate this Lease effective 30 days from the date of such notice (the "Termination Date"). However, Tenant may not terminate this Lease or receive an abatement of Rent, as above stated, if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licensees or invitees. In the event this Lease is terminated, Tenant shall pay Rent until the Termination Date and shall forthwith surrender the Premises in accordance with Paragraph 22A. If Tenant fails so to surrender the Premises, Landlord may reenter and take possession of the Premises and remove Tenant and the property and Alterations Tenant is required to remove under Paragraph 11, at Tenant's expense. Except as provided in this Paragraph, there shall be no abatement of rent and no liability of Landlord by reason of any damage to or interference with Tenant's business or property arising from the casualty or the making of any such repairs, alterations or improvements in or to the Building Complex or Premises. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, or any Alterations installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage or replace any of Tenant's Property or any such Alterations, which shall be Tenant's responsibility.

        B.    Termination of Lease.    In addition to the reason stated in subparagraph A above, if the Building or Building Complex is substantially damaged, to the extent that Landlord, in its reasonable judgment, determines that it would be uneconomical to reconstruct or repair the damage (although the Premises may not be affected, or if affected, can be repaired within 180 days) and Landlord, within 60 days after the damage, decides not to reconstruct or repair the damage, then notwithstanding anything contained herein to the contrary, upon notice to that effect given to Tenant within that 60-day period, Tenant shall pay Rent, properly apportioned up to date of such termination, this Lease shall terminate on the date provided in Landlord's notice of termination, and both parties shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease Term). A total destruction of the Building or the Building Complex shall automatically terminate this Lease as of the date of the destruction.

        18.    CONDEMNATION.    If the entire Premises or substantially all of the Premises or any portion of the Building Complex which shall render the Premises untenantable shall be taken by eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within 30 days after such taking or conveyance, shall as of the date Tenant is dispossessed of the Premises terminate and the Rent shall be apportioned as of that date; and Tenant shall surrender the Premises as required in this Lease to Landlord and Landlord may reenter and take possession of the Premises on that date. In the event less than all of the Premises shall be taken by that proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to reconstruct or rebuild for the same reasons provided in Paragraph 17B. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building or Building Complex so taken.

        19.    ESTOPPEL CERTIFICATE.

        A.    Duty to Provide.    Tenant agrees at any time and from time to time on or before five days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified, and stating the modifications), (ii) that there have been no defaults by Landlord (to the best of Tenant's knowledge) or by Tenant (or, if there have been defaults, describing the default), (iii) the date to which Rent and other charges have been paid in advance, if any, (iv) that Tenant claims no present charge, lien, claim or offset against Rent, (v) that Rent is not prepaid for more than one month in advance, and (vi) such other matters as may be reasonably required by Landlord, any Mortgages or prospective Mortgagee, or any potential purchaser of the Building. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest, or by any Mortgagee or prospective Mortgagee.

        B.    Tenant's Failure to Deliver.    Tenant acknowledges that it may be difficult, if not impossible, for Landlord to sell or finance the Building without such an estoppel certificate from Tenant, and that Landlord would not enter into this Lease without Tenant's agreement to provide such an estoppel certificate. Tenant's failure to deliver the estoppel certificate in the time and manner provided herein shall constitute an Event of Default. In addition, Tenant agrees to pay any damages incurred by Landlord as a result of Tenant's failure (including costs or damages resulting from a lost sale or financing) which a court with proper jurisdiction determines to be appropriate. In addition, in the event that Tenant does not execute and deliver the statement required by this Paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purpose of executing and delivering the estoppel certificate required by this Paragraph.

        20.    DEFAULT BY TENANT.

          A.    Event of Default. Each one of the following events is referred to as an "Event of Default":

            (1)  Any failure by Tenant to pay Rent on the due date unless the failure is cured within 5 business days after notice by Landlord; however, Tenant is not entitled to more than two notices of delinquent payments of Rent during any calendar year and, if thereafter during that calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

            (2)  If Tenant's interest in this Lease or in the Premises, or if all or a substantial part of Tenant's Property, is seized or taken by process of law or otherwise and is not released within 15 days;

            (3)  Commencement by or against Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding"), unless dismissed within 60 days after commencement; the insolvency of Tenant or execution by Tenant of an assignment for the general benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature;

            (4)  If a guarantor of this Lease, if any, or a general partner or member of Tenant (if Tenant is a partnership, venture or company), becomes a debtor under any Bankruptcy Proceeding, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary; unless a substitute guarantor, acceptable to Landlord in light of the responsibilities of Tenant under this Lease, is provided to Landlord within 15 days;

            (5)  [Intentionally Deleted]

            (6)  If Tenant fails to take possession of the Premises within 30 days after it is Ready for Tenant;

            (7)  If Tenant ceases for more than 30 days, for reasons other than those specifically permitted in this Lease, to conduct continually its normal business operations in the Premises from the Lease Commencement Date throughout the Lease Term;

            (8)  If Tenant fails to perform or breaches any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed (other than the obligation to pay Rent or any other charges payable hereunder), and that default continues for a period of 15 days after notice by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure the default within 15 days, Tenant shall not be in default if it commences to cure the default within that 15 days and diligently pursues it to completion within a reasonable period of time, not to exceed 60 days.

          B.    Remedies of Landlord. If any one or more Event of Default occurs, Landlord shall have the right at Landlord's election, then or at any time thereafter, in addition to its other rights and remedies under this Lease or any Laws, to do any one or more of the following:

            (1)  (a) Without demand or notice except as required by Laws, to enter and retake possession of the Premises or any part of it and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being guilty of trespass and without prejudice to any remedies for unpaid of Rent or other breach of this Lease. If Landlord elects to enter and retake possession pursuant to legal proceedings or pursuant to any notice provided for by Laws, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of it, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and upon such other terms (which may include, among other terms, leasing and brokerage fees, concessions of free rent and alteration and repair of the Premises) as Landlord, in its sale discretion, may determine, and Landlord shall be entitled to collect all the rents from the reletting. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part of it, or for any failure to collect any rent due upon reletting. No such entry or repossession or notice by Landlord shall be construed as an election on Landlord's part to terminate this Lease, unless written notice of termination is given to Tenant. Landlord reserves the right following any such entry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event the Lease will terminate as specified in that notice.

            (b)  If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay to Landlord (i) the Rent and other sums payable under this Lease, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with the reletting, including all repossession costs, leasing and brokerage fees, concessions, attorneys' fees, expenses of employees, alteration and repair costs ("Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Lease Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the Rent received from the reletting and the Reletting Expenses will be made in determining the net proceeds received from the reletting. In determining the net proceeds, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay the amount due under this Paragraph to Landlord monthly on the days on which Rent is due under this Lease.

            (2)  To give Tenant notice of termination of this Lease on the date specified in that notice, and on that date Tenant's right to possession of the Premises shall cease and this Lease shall terminate except as to Tenant's liability as provided below. In the event this Lease is terminated pursuant to the provisions of this subparagraph), Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other amounts which would have been owing by Tenant for the balance of the Lease Term had this Lease not terminated, less the not proceeds, if any, from reletting of the Premises by Landlord subsequent to termination, after deducting the Reletting Expenses. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which Rent would have been payable if this Lease had not been terminated. Alternatively, if this Lease is terminated, Landlord at its option may recover immediately from Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent payable under this Lease for the balance of the Lease Term over the then Reasonable Rental Value of the Premises for the same period. "Reasonable Rental Value" shall be the amount of rent Landlord can obtain for the remaining balance of the Lease Term, taking into account a reasonable period for reletting, after deducting all estimated Reletting Expenses.

          (3)  Advance such monies, and take such other action, for Tenant's account as reasonably may be required to perform Tenant's obligation or to mitigate any default or Event of Default, but no such advance or action shall cure the default or Event of Default. Tenant agrees to reimburse Landlord for any such advances, as Additional Rent, upon demand from Landlord. Any such advance, and any cost or expense so incurred, shall bear interest at the rate of 1 1/2% per month, compounded monthly, until paid by Tenant.

          (4)  Suits for the recovery of Rent and damages may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to wait until each installment is due or until the expiration of the Lease Term. Each right and remedy provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or equity or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord in connection with collecting Rent or other amounts and damages owing by Tenant or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant.

          (5)  No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy, and no acceptance of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or agreement, term, covenant, or condition, except by written instrument executed by Landlord or relieve Tenant from the obligation to make the full payment as and when due. No waiver shall affect or alter this Lease, and each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

          (6)  Nothing contained in this Lease shall limit or prejudice the right of Landlord to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by Law at the time such damages are proven, whether or not the amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Paragraph.

        C.    Late Charges and Interest.

          (1)  Rent or other amounts owed by Tenant which are not received by Landlord by the 5th day after the date they are due shall be subject to a late charge of 5% of the amount due. Additionally, if Rent is not received by Landlord within 15 days after it is due (or after notice of default, if notice is required), the amount due shall be subject to an additional 5% late charge. Rent and all other monetary obligations under this Lease not-received by Landlord when due shall also bear interest at the rate of 2% per month, compounded monthly, from the date due until fully received by Landlord. Tenant acknowledges that late payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impossible or extremely difficult to ascertain. Those costs include processing and accounting charges, interest and late charges imposed by Mortgagees, and other general and administrative expenses. Tenant agrees that the late charges and interest contemplated by this Paragraph represent a fair and reasonable estimate of the costs which Landlord will incur as a result of any such late payments by Tenant. Acceptance of late charges and interest by Landlord shall not constitute a waiver of Tenant's default with respect to any overdue amount, or prevent Landlord from exercising any other rights or remedies under this Lease.

          (2)  If Landlord does not receive any payment of Rent on or before the dates set forth in this Lease on more than three occasions in any Lease Year, then in addition to the late charges provided for in subparagraph (1) above, Tenant shall pay a habitual late charge of 5% for every payment received by Landlord after the first day of each subsequent month, until all payments of Rent have been received by Landlord on or before the first day of every subsequent month for at least 6 consecutive months.

        D.    Mitigation.    Notwithstanding anything to the contrary contained elsewhere in this Lease, if Landlord terminates Tenant's right of possession without terminating this Lease, Landlord shall use reasonable efforts to relet the Premises so as to mitigate its damages pursuant to this Paragraph, provided, however, that so long as Landlord uses such reasonable efforts Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part of it, or for any failure to collect any Rent due upon any such reletting; and Landlord shall not be required to spend its own funds, to give priority (or even equal opportunity) to the Promises over other rental space owned by Landlord or its affiliates or to compromise in any way the terms, uses or credit worthiness of a tenant upon or to which it would customarily lease space such as the Premises; and Landlord shall be entitled, in its sole discretion, to seek a single tenant for the entire Premises, even though it may take a substantially longer period to obtain such a tenant and its efforts may be unsuccessful; and this requirement shall not affect in any way Tenant's obligation to obtain Landlord's consent as under Paragraph 14.

        E.    No Waiver.    No payments of Rent or money by Tenant to Landlord after notice of termination or after termination of this Lease, in any manner, shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment, it being agreed that after the service of notice of termination or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due or an other sums of money, whether as Rent or otherwise, and exercise Landlord's rights and remedies hereunder, and shall not waive any default or notice or in any manner affect any pending suit or judgment.

        F.    Landlord's Lien.    [Intentionally Deleted]

        21.    SUBORDINATION AND ATTORNMENT.

          A.    General. This Lease, and all rights of Tenant under it, at Landlord's option shall be subordinate to any ground leases, deeds of trust, mortgages and security agreements, including leasehold mortgages and building loan agreements, now or hereafter placed upon the Building or the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements and extensions thereof (collectively, "Mortgage"), but only if and when any Lessor or Mortgagee (as defined below) executes and delivers to Tenant a non-disturbance and attornment agreement reasonably acceptable to Landlord, Tenant and the Lessor or Mortgagee, under which, among other provisions which may be included (1) Tenant agrees to recognize and attom to the Lessor or Mortgagee if it becomes the Landlord under this Lease, and (2) the Lessor or Mortgagee (on behalf of itself and its successors and assigns in interest) agrees to recognize Tenant's rights under this Lease as long as Tenant is not in default under this Lease, notwithstanding defaults under any such ground lease or Mortgage or foreclosure, receivership or sale thereunder. If any holder of a Mortgage ("Mortgagee") or the lessor of any ground lease ("Lessor".) elects to have this Lease made superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to that Mortgage, whether this Lease is dated prior or subsequent to the date of that Mortgage. In confirmation of this non-disturbance and attornment, subordination or superior position, as the case may be, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord) at Tenant's own cost and expense, within 10 days after request from Landlord any instruments as may be reasonably required for this purpose by Mortgagee or Lessor, in recordable form if requested. If Tenant fails to do so within that 10-day period, Tenant shall be in default under this Lease, and Tenant hereby irrevocably grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney-in-fact for the purposes of executing whatever documents are necessary to evidence such subordination or superior position. Tenant agrees to attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

        B.    Lease Modifications.    If, in connection with the procurement, continuation or renewal of any financing for the Building or the Building Complex, the Mortgagee requests reasonable modifications of this Lease, Tenant will not unreasonably withhold its consent, provided the modifications does not adversely affect any rights of Tenant under this Lease or decrease the obligations of Landlord under this Lease.

        22.    SURRENDER AND HOLDING OVER.

        A.    Surrender.    Upon the expiration or termination of this Lease or termination of Tenant's right of possession, Tenant shall promptly surrender the Premises to Landlord broom clean, in good order and condition, ordinary wear and tear and loss by fire or other insured casualty excepted (except as otherwise provided in Paragraphs 16 and 17), and Tenant shall remove Tenant's Property and the Alterations and other property as required under Paragraph 11. If Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be liable to Landlord for all costs incurred by Landlord as a result of that failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

        B.    Property Not Removed.    All Tenant's Property not removed from the Premises upon the termination of this Lease or of Tenant's right of possession for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor, Tenant shall pay Landlord all expenses incurred in so doing.

        C.    Holding Over.    If, after the termination of this Lease or of Tenant's right of possession, Tenant remains in possession of the Premises and continues to pay Rent, and Landlord consents to the possession and accepts the Rent, without any written agreement, the holding over shall be deemed a tenancy from month-to-month, under all the provisions of this Lease, but at a monthly Rent equivalent to 150% of the monthly installments of Rent paid by Tenant immediately prior to the termination or the current market rental rate for the Premises, whichever is greater. If, after the termination of this Lease or of Tenant's right of possession, Tenant remains in possession without Landlord's consent, Landlord will suffer damages, the amount of which will be difficult to determine; therefore, Tenant shall pay to Landlord as liquidated damages an amount equal to 200% of the Rent calculated on a per them basis, applicable under the Lease in the month immediately prior to the termination. All such Rent shall be payable in advance on the same day of each month. The month-to-month tenancy may be terminated by either party upon 10 days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any Rent tendered by Tenant after any such termination or as obligating Landlord to consent to any holding over, or as relieving Tenant of its liability under this Lease.

        23.    LANDLORD DEFAULT.    In the event of an alleged default on the part of Landlord under this Lease, Tenant shall give notice to Landlord and shall afford Landlord a reasonable opportunity to cure the default. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any Mortgagee as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure the default within the time provided, then the Mortgagee shall have an additional 30 days following a second notice from Tenant within which to cure the default. If the default cannot be cured within that time, Mortgagee shall have such additional time as may be necessary provided that within the 30 days, Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect its cure). Tenant may be entitled to equitable relief and actual damages, but not consequential or punitive damages, incurred by Tenant as a result of any default by Landlord, but shall not be entitled to any abatement of or offset against Rent until it receives a final judgment authorizing it to do so.

        24.    NOTICE.    All notices, demands or statements required or permitted to be given to Landlord shall be in writing and shall be deemed duly served when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at Landlord's address shown on the Basic Lease Term Sheet or at the most recent address of which Landlord has notified Tenant in writing. All notices, demands or statements required or permitted to be given to Tenant shall be in writing and shall be deemed duly served when delivered to any officer or agent of Tenant (or a partner or member of Tenant if Tenant is a partnership or other entity or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Premises, to the address known to Landlord as Tenant's principal office address. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be delivered. This Paragraph shall not prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as amended from time to time.

        25.    RULES AND REGULATIONS.    The rules and regulations attached as Exhibit D are deemed a part of this Lease, and Tenant agrees that Tenant and its employees, agents or any others permitted by Tenant to occupy or enter the Premises shall at all times abide by those rules and regulations. Tenant agrees that Landlord may change the rules and regulations for the Premises and the Building Complex from time to time (including the addition of rules and regulations regarding parking), and Tenant agrees to abide by them upon receipt of notice of the change.

        26.    PARKING.    Tenant shall have the right to use only the number of parking spaces indicated on the Basic Lease Term Sheet and any use of additional parking spaces by Tenant may be deemed by Landlord as a default under this Lease. All vehicles parked in the parking spaces are at the sole risk of Tenant, Tenant's agents and invitees and Landlord shall have no liability for loss or damage.

        27.    RIGHT TO RELOCATE TENANT.    [Intentionally Deleted]

        28.    MISCELLANEOUS.

        A.    Limitation of Landlord's Liability.    The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of the transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord thereafter to be performed, provided that the Security Deposit then held by Landlord or the then grantor at the time of the transfer shall be delivered to or credited to the purchase price paid by the grantee. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to Landlord's interest in the Building Complex, and Tenant shall not and cannot seek any recovery or deficiency against any other assets or against any partners, lenders, officers, directors, or employees of Landlord or against the Building Manager.

        B.    No Merger.    The termination of this Lease shall not be a merger, and such termination shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

        C.    Landlord's Use of Common Areas.    Tenant agrees that Landlord has the right to use the Common Areas for the general benefit of the Building Complex, including for the purposes of completing or making repairs or alterations in any portion of the Building. Landlord may use the Building Complex, the Common Areas and one or more of the street entrances to the Building Complex as may be necessary in Landlord's judgment to complete any such work or for other purposes in connection with Landlord's management or operation of the Building Complex.

        D.    Covenants are Independent.    This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent, and subject to Paragraph 23, Tenant shall not be entitled to any set off of the Rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations

        E.    Severability.    If any provision of this Lease is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable under any Laws, it is the intention of the parties that the remainder of this Lease shall not be affected and that the illegal, invalid, or unenforceable provision be replaced by a provision (or construed to be) as similar in terms as possible and be legal, valid, and enforceable.

        F.    Captions and Terms.    The caption of each Paragraph is added as a matter of convenience only and shall have no effect on the construction of any provision or provisions of this Lease. The words "include" and "including" when used in this Lease are intended in their illustrative sense, not as a limitation, and the terms that follow such words are illustrative and not exclusive. References to "provisions" of this Lease refers to all of the provisions, terms, conditions, covenants and agreements in this Lease. The words "shall" and "will" have the same meaning.

        G.    Binding Effect: Governing Law.    Subject to Paragraphs 14 and 29A, this Lease shall inure to the benefit of, and be binding upon, Landlord and Tenant and their respective heirs, administrators, successors and assigns. This Lease is subject to and shall be construed in accordance with Colorado law.

        H.    Tenant's Authority.    Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that they are authorized to do so by requisite action of Tenant and that this Lease is binding on Tenant, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

        I.    Joint and Several.    If there are more than one entity or person which are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

        J.    Acts Binding Landlord.    No act or thing done by Landlord or Landlord's agents during the term, including any agreement to accept the surrender of the Premises or to amend or modify this Lease, shall be binding on Landlord, unless in writing and signed by a person authorized to bind Landlord. The delivery of keys to Landlord, or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the full monthly Rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest due Rent or other amounts, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance owed or to pursue any other remedy available to Landlord.

        K.    Change in Light or View.    Tenant agrees that no diminution of light, air, or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations under it.

        L.    No Other Agreements; Amendments.    Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except those expressed in this Lease and that no amendment or modification of this Lease shall be valid or binding unless in writing and executed by the parties hereto in the same manner as the execution of this Lease, and that this Lease incorporates all prior discussions and agreements.

        M.    Brokers.    Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease, except Landlord's Broker and any Tenant's Broker specified in the Basic Lease Term Sheet. Tenant agrees to indemnify and hold Landlord harmless from and against any loss, expense, cost or liability incurred by Landlord as a result of a claim by any other broker or finder, whether or not meritorious, claiming through Tenant. Tenant acknowledges Landlord is not liable for any representations by Landlord's Broker or Tenant's Broker regarding the Premises, the Building, the Building Complex or this Lease.

        N.    Recordation.    Tenant shall not record or permit to be recorded this Lease or any memorandum of it; and any such recording shall be an Event of Default.

        O.    Execution Required.    Submission of this Lease or any letter regarding it for examination or signature by Tenant shall not grant to Tenant an option or right to lease the Premises; and this Lease shall not be effective as a lease or otherwise binding on either party until execution and delivery by both Landlord and Tenant.

        P.    Attorney's Fees.    If either party brings an action to enforce any provision of this Lease, the prevailing party shall be entitled to recover its reasonable attorney's fees, as determined by the court.

        Q.    Time of Essence; Effective Dates.    Time is of the essence herein and, unless waived by Landlord (which it shall have the right, but not the obligation, to so do), this Lease is contingent upon execution and delivery by Tenant to Landlord no later than 5:00 p.m. on February    , 1999 without any changes which are not approved by Landlord. This Lease shall become effective only upon execution by Landlord and delivery of a fully-executed copy of this Lease to Tenant.

        29.    RIGHT OF FIRST OFFER.    Subject to the renewal options and expansion options granted in written leases entered into with the initial tenants first occupying space in the Building, whether entered into before or after the date of this Lease, if during the initial Term, Landlord shall receive a written bona fide offer ("Offer"), satisfactory to Landlord in its sole discretion, to lease approximately 17,567 rentable square feet adjacent to the Premises in the Building as depicted on Exhibit A-1 attached hereto (the "Offer Space"), Landlord agrees to offer to Tenant, by notice ("Offer Notice"), the one-time right to lease the Offer Space upon the same terms and conditions set forth in the Offer and, at Tenant's election, Tenant may elect to lease such same on the same terms and conditions set forth in the Offer, as adjusted to reflect the number of months remaining in the initial Term. It is expressly understood and agreed that if the Offer is for more than the 17,567 rentable square feet depicted on Exhibit A-1 the term Offer Space shall include such additional square footage and Tenant's rights hereunder shall only be available to Tenant for the entire Offer Space as set forth in the Offer.

        A.    Exercise.    Provided this Lease shall then be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, Tenant may exercise its right to lease the Offer Space by written notice to Landlord within 5 days after the date of the Offer Notice, the time of the giving of such notice to be of the essence of this Paragraph, in which event Landlord and Tenant shall enter into a amendment of this Lease, reasonably acceptable to Landlord, to incorporate the terms and conditions set forth in the Offer. In the event that Tenant fails to accept the offer contained in Landlord's Notice within such 5-day period or fails to execute an Amendment modifying this Lease to incorporate the terms and conditions contained in the Offer within 5 days after such Amendment has been delivered to Tenant, Tenant shall be deemed to have waived its rights under this Paragraph to lease the Offer Space, Landlord shall have the absolute right to lease the Offer Space to any other person or entity on any same terms and conditions, and Tenant shall have no further rights with respect to the Offer Space. Notwithstanding Tenant's acceptance of the Offer pursuant to the terms of this Paragraph, Landlord shall not be obligated to deliver possession of the Offer Space to Tenant if, prior to delivery of possession of the Offer Space, Tenant shall be in Default hereunder beyond any applicable notice and grace period, in which event the rights of Tenant hereunder shall terminate and be of no further force or effect.

        B.    No Default.    The option herein granted shall continue only so long as there have been no uncured Defaults hereunder by Tenant and only so long as there are at least 36 months remaining on the initial Term as of the Offer Space Commencement Date. In the event of an assignment of the

Lease or a subletting (other than an assignment to or subletting of the entire Promises by a Related Corporation) or vacation of more than 25% of the Premises (other than an assignment to or subletting of the entire Premises by a Related Corporation), Tenant's rights under this Section are null and void. Further, this right granted in this Section is personal to Tenant, is not assignable (other than to a Related Corporation assignee) and may not be exercised by any sublessee or assignee of Tenant (other than to a Related Corporation assignee or sublessee of the entire Premises), regardless of whether the sublessee or assignee has been approved by Landlord.

        30.    OPTION TO EXTEND.    As additional consideration for the covenants of Tenant hereunder, Landlord hereby grants Tenant an option (the "Option") to extend the term of the Lease for one (1) term of five (5) years (the "Option Term"). The Option shall apply to all space contained in the Premises at the time and shall be an the following terms and conditions:

        A.    Exercise of Option.    Written notice of Tenant's exercising an Option ("Notice") shall be given to Landlord no earlier than 12 months and no less than 9 months prior to the expiration of the then current Term and, upon the giving of such Notice, this Lease and the Term shall be extended with the same force and effect as if the Option Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the Option Term. Tenant's right to exercise an Option shall be conditioned on there being no uncured Event of Default under the Lease at the time of exercise of the Option or at the time of the commencement of the Option Term.

        B.    Rent Determination.    The Option granted hereunder shall be upon the terms and conditions contained in the Lease except (i) rights of first offer or abilities to request expansion space shall not be applicable, (ii) no Landlord's contributions, tenant allowances or similar concessions shall be applicable, (iii) no leasing commissions shall be payable by Landlord, (iv) the Base Year for Option Term shall be the last year of the initial Lease Term, and (v) the Rent to be paid by Tenant to Landlord during the Option shall be the then Market Rate, as hereinafter defined. Subject to said caveat, Rent for the Option Term shall be determined as follows:

            (1)  Within 14 days of Landlord's receipt of the Option Notice, Landlord shall notify Tenant in writing ("Landlord's Notice") of the proposed Market Rate, and the resulting Rent, applicable to the Option ("Landlord's Rent Rate"). Tenant shall, within 14 days following receipt of Landlord's Notice, notify Landlord in writing of the acceptance or rejection of the Landlord's Rent Rate set forth therein. If Tenant fails to respond to Landlord's Notice within such 14-day period, Tenant shall be deemed to have accepted Landlord's Rent Rate. If Tenant rejects Landlord's Rent Rate, Tenant's rejection notice shall state Tenant's estimate of the Market Rate, and the resulting Rent, applicable to the Option ("Tenant's Rent Rate"). Landlord shall, within 14 days following receipt of notice of Tenant's Rent Rate, notify Tenant of its acceptance of the Tenant's Rent Rate. If Landlord fails to respond within such 14-day period, Landlord shall be deemed to have rejected Tenant's Rent Rate. Landlord and Tenant shall act in good faith in estimating and proposing their respective determinations of the Market Rate.

            (2)  If Landlord rejects Tenant's Rent Rate, the parties shall thereafter attempt to negotiate the Rent in good faith. If, however, the parties have not agreed on the Rent within 40 days after the date of the Option Notice, the Rent for the renewal term in question shall be determined as set forth below:

              (a)  Within 60 days after delivery by Tenant of the Option Notice, Landlord and Tenant shall each appoint an Appraiser, as hereinafter defined. The two Appraisers shall meet promptly and attempt to determine the Market Rate for the renewal term in question. The determination made by the two Appraisers, if they agree, shall be the Market Rate. If the amounts determined by the two Appraisers vary by less than 5%, then the average of the two values shall be the Market Rate.

              (b)  If the Market Rate is not established pursuant to sub-paragraph (a) within 10 days following their appointment, the two Appraisers shall immediately select a third Appraiser. If they are unable to agree on a third Appraiser within 5 days, then they shall each select the names of two willing persons qualified to be Appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Tenant in the presence of a representative of Landlord, and the person whose name is so drawn shall be the third Appraiser. If either of the first two Appraisers fails to select the names of two willing, qualified Appraisers so that a third Appraiser can be selected by lot, as aforesaid, the third Appraiser shall be selected by lot from the two Appraisers which were selected by the other Appraiser for the drawing. The three Appraisers so selected shall confer and immediately proceed to determine the Market Rate for the renewal term in question. If the three Appraisers fail to agree on such Market Rate within 10 days after the selection of the third Appraiser, the average of the two determinations of Market Rate which are closest to each other shall be the Market Rate for the renewal term in question.

              (c)  The Appraisers selected hereunder shall deliver a signed written report of their appraisal, or the average of the two closer appraisals, as the case may be, to Tenant and Landlord. The fee of the Appraiser initially selected by Tenant shall be paid by Tenant, the fee of the Appraiser initially selected by Landlord shall be paid by Landlord, and the fee of any third Appraiser and any expenses reasonably incident to the appraisal (except attorneys' fees, which shall be borne by the party incurring the same) shall be shared equally by Tenant and Landlord. Any vacancy in the office of the Appraiser appointed by Tenant shall be filled by Tenant, any vacancy in the office of the Appraiser appointed by Landlord shall be filled by Landlord, and any vacancy in the office of the third Appraiser shall be filled by the first two Appraisers in the manner specified above for the selection of a third Appraiser.

              (d)  If appraisal proceedings are initiated as provided above in order to determine the Market Rate which is applicable to the term of the Option, the decision and award of the Appraisers as to such Market Rate shall be final, conclusive, and binding on the parties, absent settlement by agreement of the parties prior to the rendering by the Appraisers of any such decision and award and, further, as provided above, the Rent will be the Market Rate for the applicable renewal term; provided, however, that notwithstanding the determination of Market Rent, in no event shall the Rent be less than the Rent payable in the last year of the Term or, if applicable, the last year of the First Option.

              (e)  If Rent is not finally determined prior to the commencement of the term of the Option, Tenant shall pay Rent in the amount of the Rent theretofore in effect under this Lease until the final determination of the Rent for the renewal term in question occurs as provided above. If the final determination of such Rent is different from the amount paid by Tenant, Tenant shall promptly pay to Landlord any deficiency in Rent or Landlord shall promptly pay to Tenant any overpayment of Rent from the commencement of the term of the Option until such final determination. If appraisal proceedings are initiated, as provided above, neither Landlord nor Tenant shall disclose its initial proposal for Market Rate to any of the Appraisers.

        C.    Appraiser Defined.    "Appraiser," used herein, shall mean a person (A) who is impartial, (B) who has at least ten years' experience as a real estate broker in the office building leasing market for the Northwest/Interlocken Denver, Colorado area, (C) who is a senior employee of a nationally or regionally recognized brokerage firm who has not acted as the primary representative on such broker's firm's account for either Landlord or Tenant in the previous three years, and (D) who is a Colorado licensed real estate broker in good standing and is a member of the Society of Industrial and Office Realtors, or a successor or similar organization of recognized national standing.

        D.    Market Rate Defined.    "Market Rate" shall mean the annual rental rates then being charged in the Building and in the Northwest/Interlocken Denver, Colorado area for space comparable to the space for which the Market Rate is being determined, taking into consideration (i) use, location and floor level within the applicable building, (ii) the location, quality and age of the building, (iii) the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, (iv) leasehold improvements allowances provided, but assume the space has been previously built out and the leasing of the space is on an "as is" basis, (v) rental concessions offered with respect to such other space (such as abatements, lease assumptions or takeovers and moving expenses), (vi) the date the particular rate under consideration became effective, (vii) the term of the lease under consideration, (viii) the fact that no brokers' commissions will be payable by Landlord in connection with the Option, (ix) the extent of services provided thereunder, (x) applicable distinctions between "gross" leases and "net" leases, (xi) the credit rating or worthiness of the Tenant under this Lease, (xii) any other adjustments (including by way of indexes) to rental, (xiii) availability, nature and quality of parking, and (xiv) any other relevant term or condition in making such evaluation.

        E.    Expiration of Options.    After failure to exercise the Option above described, there shall be no further rights on the part of Tenant to extend the term of the Lease.

"Landlord"
NEW ALLIANCE PROPERTIES, INC., a Delaware corporation
By:	/s/ SIGNATURE ILLEGIBLE As its: Chief Financial Officer
Tenant
ESOFT, INC., a Delaware corporation
By:	/s/ JEFFREY L. FINN As its: CEO

Attest:

By:

Title:

[Diagram of 295 Interlocken leased space]

LEGAL DESCRIPTION
FILE NO. 1080364

"EXHIBIT B"

PARCEL 1:
LOT 2,
BLOCK 1,
REPLAT OF INTERLOCKEN FILING NO. 1,
COUNTY OF BOULDER,
STATE OF COLORADO.

PARCEL 2:

NON-EXCLUSIVE EASMENTS CREATED BY MASTER DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR INTERLOCKEN FILED AT RECEPTION NO. 599882 ON JANUARY 20, 1984 AND AMENDED AND RESTATED MASTER DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR INTERLOCKEN FILED AT RECEPTION NO. 1025034, ON JANUARY 24, 1990, AS AMENDED,

COUNTY OF BOULDER,
STATE OF COLORADO.

EXHIBIT C
WORK LETTER

        This is the Work Letter referred to in and specifically made a part of the Lease to which this Work Letter is annexed, covering the Premises, as more particularly described in the Lease.

        Landlord and Tenant agree as follows:

        1.    DEFINED TERMS.    The following capitalized terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining capitalized terms set forth herein shall have the meaning set forth in the Lease:

Landlord's Representative:	John Chambers
Tenant's Representative:	Jay Rollings
Tenant's Architect:	W.E. Kieding
Landlord's Contribution:	$54,472.00, with at least $27,236.00 to be used for the planning and constructing of the Tenant Improvements and the remainder to be used at Tenant's discretion.

2. TENANT IMPROVEMENTS. The "Tenant Improvements" shall mean the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, retrofit of existing Premises lighting, electrical and telephone wiring, removal of all telecommunications cabling throughout the Premises, cabling for computers, telecommunications and fiber optics, metering and outlets, ceilings, floor and window coverings, fire sprinklers system, Tenant signage, security system, and other items of general applicability that Tenant desires to be installed in the interior of the Premises or on the exterior of the Premises or Buildings. Tenant shall also be responsible for installing separate meters to measure the amount of Tenant's electrical consumption within the Premises such that the Premises shall be separately metered and Tenant shall pay directly to the applicable utility company all utility costs for the Premises and the HVAC serving the Premises. All costs and expenses associated with such meters (such as, but not limited to, installation and preparation of plans and specifications), shall be paid initially by Tenant. Landlord shall reimburse Tenant for 50% of such actual costs ("Landlord's Meter Contribution") upon receipt of paid invoices, as hereinafter provided.

3. DRAWINGS. Subject to the provisions of this Work Letter pertaining to Landlord's payment of the Landlord's Contribution, Tenant shall engage and pay for the services of an Architect, which Architect shall be subject to Landlord's reasonable approval, to prepare a space layout, working drawings and specifications for all Tenant Improvements, including the location of any Tenant Improvements located outside of the Premises. Tenant shall devote such time in consultation with the Tenant's Architect as shall be necessary to enable the Tenant's Architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications for the construction of the Tenant Improvements, showing thereon all Tenant Improvements, including all materials and specifications ("Drawings"). Tenant hereby acknowledges and agrees that it will endeavor, through the exercise of its Architect's and other consultants best professional judgment and skills, to have the Drawings comply with all applicable laws, including the Americans with Disabilities Act (as currently interpreted), and other ordinances, orders, rules, regulations and requirements of ail governmental authorities having jurisdiction thereof.

4. LANDLORD'S APPROVAL. On or before the applicable Time Limit set forth below, Tenant shall submit to Landlord complete and final Drawings for the Tenant Improvements in the form of two sets of Drawings and a computer disk thereof. The Drawings shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord should disapprove such Drawings, Landlord shall specify to Tenant the reasons for its disapproval and Tenant shall cause the same to be revised to meet the Landlord and Tenant's mutual reasonable satisfaction and shall resubmit the same to Landlord, as so revised, on or before the applicable Time Limit set forth in Section 8 below.

5. CONSTRUCTION OF TENANT IMPROVEMENTS. It is understood and agreed by the parties that, as hereinafter set forth, the Tenant has elected to retain the General Contractor and arrange for the construction and installation of the Tenant improvements itself in a good and workmanlike manner (Tenant's Work"). All Tenant's Work shall be of a quality and standard equivalent to the standards for construction set for the Buildings. On or before the Time Limit applicable set forth below, Tenant shall submit to Landlord the names of the General Contractor and the electrical, ventilation, plumbing and heating subcontractors (hereinafter "Major Subcontractors") for Landlord's approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall reject the General Contractor, any Major Subcontractor Landlord shall advise Tenant of the reason(s) in writing and Tenant shall submit another selection to Landlord. Along with Tenant's notice, tenant shall notify Landlord of its estimate of the total costs of the Tenant's Work.

6. TENANT'S CONSTRUCTION OF THE TENANT IMPROVEMENTS. Subject to the provisions of this Work Letter pertaining to Landlord's payment of Landlord's Contribution and Landlord's Meter Contribution, Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of the Tenant's Work within seven (7) business days of Tenant's receipt of its draw pursuant to its Draw Request, as hereinafter provided in Section 8 below and shall furnish to Landlord evidence of such payment upon request. Landlord shall post and serve notices of non-liability in accordance with C.R.S. § 38-22-105(2). In the event any lien is filed against the Buildings, Building Complex or any portion thereof or against Tenant's leasehold interest therein, the provisions of the Lease regarding Tenant's removal of mechanic's liens shall apply.

        6.1  Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord and tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from the construction of the Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Buildings or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the construction of the Tenant's Work.

        6.2  The General Contractor employed by Tenant and any subcontractors thereof shall be (i) duly licensed in the state in which the Premises are located, and (ii) except as otherwise approved herein or pursuant to Section 6 above, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. On or before fifteen (15) days, prior to the commencement of any construction activity in the Premises, tenant and Tenant's contractors shall obtain and provide Landlord with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms compiling with the insurance requirements of the Lease and with companies satisfactory to Landlord. If Landlord should disapprove such insurance, Landlord shall specify to Tenant the reasons for its disapproval within five (5) business days after delivery of such certificates. Tenant's agreement with its contractors shall require such contractors to provide daily clean up of the construction areas to the extent such clean up is necessitated by the construction of the Tenant Work, and to take reasonable steps to minimize interference with other tenant's use and occupancy of the Buildings. Nothing contained herein shall make or constitute Tenant as the agent of Landlord. Tenant and Tenant's contractors shall comply with any other Building rules, regulations or reasonable requirements that Landlord may impose.

        6.3  Landlord will permit entry of such contractors into the Premises for the purpose of performing such work or after the date Landlord has approved the Drawings. Landlord agrees to supply temporary power, material staging area, dock space, space for Tenant's dumpsters, and access in and out of the Building during the entire construction period at no cost to Tenant and subject to reasonable rules established by Landlord. After hours construction activities by tenant shall require reimbursement to Landlord for its costs for after hours supervision. Further, all construction activities shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof. Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease.

        6.4  All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises pursuant to the provisions of this Work Letter before the commencement of the Term or throughout the Term shall be at Tenant's risk, and neither Landlord or any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party's gross negligence or willful or criminal misconduct.

        6.5  Landlord shall not be entitled to receive a construction management fee or its review consultants fee.

7. LANDLORD'S CONTRIBUTIONS. Landlord shall contribute to the costs and expenses of all consultant costs for the planning and design of Tenant's Work, including all permits, licenses and construction fees and constructing the Tenant Work in an amount not to exceed Landlord's Contribution ("Tenant's Costs"). If the final tenant's Costs are less than the Landlord's Contribution, Tenant will receive the unused portion thereof (up to a maximum of $27,236.00) as a direct payment from Landlord, which tenant may use to pay for furniture, moving expenses, telephone equipment, rent credits or other items, at Tenant's discretion ("Other Expenses"). Further, upon Tenant's installation of a separate meter in the Premises, Landlord shall contribute the Landlord's Meter Contribution towards the actual costs thereof. Hereinafter the term "Landlord's Contribution" shall mean the Landlord's Meter and the Landlord's Contribution. Provided this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable notice and grace period, Landlord shall pay Landlord's Contribution to Tenant as follows:

          (1)  No more frequently than once every thirty (30) days following the Commencement Date, Tenant may request in writing a draw, payable to joint check to tenant and/or Tenant's Contractor and/or any applicable subcontractor ("Joint Check") against the Landlord's Contribution which request shall include (a) receipted invoices (or such other proof of payment as Landlord shall reasonably require) showing payment thereof, (b) a written statement from Tenant's Architect or General Contractor that the Tenant's Work described on any such invoices has been completed in accordance with the Drawings, and (c) all required AIA forms, supporting final lien waivers and releases executed by the General Contractor and all subcontractors employed in connection with such portion of the Tenant's Work (collectively the "Draw Request"). Within ten (10) business days following Landlord's receipt and approval of the Draw Request, Landlord shall pay the amount of such draw, less ten percent (10%) of the draw amount thereof; and

          (2)  After the Tenant's Work is Substantially Complete (as defined in Section 10 hereof), tenant may submit to Landlord a request in writing for the balance of Landlord's Contribution which request shall include: (a) record "as-built" drawings showing all of Tenant's Work as actually constructed, (b) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices showing payment thereof in accordance with previous Draw Requests, (c) a certified, written statement from Tenant's Architect that all of the Tenant's Work has been completed in accordance with the Drawings, (d) all required AIA forms, supporting final lien waivers, and releases executed by the Architect, General Contractor and all subcontractors and suppliers in connection with Tenant's Work, and (e) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Premises, together with all licenses, certificates, permits and other government authorizations necessary in connection with Tenant's Work and the operation of Tenant's business from the Premises ("Final Draw Request"). Upon Landlord's receipt and approval of the Final Draw Request, Landlord shall pay the balance of Landlord's Contribution less the Review Costs by Joint Check, if requested by tenant. Payment by Landlord shall be made within five (5) business days, unless Landlord notifies Tenant, in writing, of its rejection (and the reasons therefore) of any or all of the Final Draw Request and, if so, upon reasonable satisfaction of such objections, Landlord shall pay any remaining sums within five (5) business days. Further, to the extent Landlord does not so reject any portion of said Final Draw Request, Landlord shall timely pay such acceptable portion of the Final Draw Request.

8. TIME LIMITS. The following maximum time limits and period shall be allowed for the indicated matters:

Action	Time Limit
• Tenant notifies Landlord of its selection of an Architect.	On or before 5 days after the date of this Lease.
• Tenant submits Drawings to Landlord for review and approval.	On or before 30 days after the date of this Lease.
• Landlord notifies Tenant and Tenant's Architect of its approval of its approval of the Drawings with any required changes in detail.	On or before 7 days after the date of Landlord's of the Drawings.
• Tenant notifies Landlord of its selection of its General Contractor and Major Subcontractors.	On or before 30 days after the date of this Lease.
• Landlord approves/disapproves Tenant's General Contractor and/or Major Subcontractors	On or before 7 days after the date of Landlord's receipt of Tenant's new notification.
• If applicable, Landlord and Tenant mutually approve the General Contractor and all Major Subcontractors.	On or before 3 days after the date of Landlord's receipt of Tenant's new notification.
• If applicable, Landlord and Tenant mutually approve the final revised Drawings.	On or before 3 days after the date of Landlord's receipt of revised Drawings.
• Tenant submits Drawings for building permit.	On or after the date Tenant and Landlord mutually approve the final, revised Drawings.
• Tenant commences construction of the Tenant's Work.	After providing copies of the building permit to Landlord.

        8.1  Except as may be otherwise specifically provided for herein, in all instances where either Tenant's or Landlord's approval is required, if no written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have given its approval and the next succeeding time period shall commence. Any delay in any of the foregoing dates (including any "re-do", continuation or abatement of any item due to Tenant's or Landlord's disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time.

9. SUBSTANTIAL COMPLETION. Tenant's Work shall be deemed "Substantially Complete" when the General Contractor has finished all work called for by the Drawings and contract documents and the Premises is ready to be used and occupied by Tenant, even though minor items may remain to be installed, finished or corrected. The date the Tenant's Work is Substantially Complete shall be deemed the "Substantial Completion Date." Tenant shall cause the General Contractor to diligently complete any items of work no completed when the Premises are Substantially Complete. In the event of any dispute as to Substantial Completion of the Tenant's Work, the Statement of the Tenant's Architect shall be conclusive. Substantial Completion shall have occurred notwithstanding punch list items.

10. CHANGES. Tenant may request reasonable changes in the Drawings; provided, however, that (a) no change shall be made to the Drawings without Landlord's Representative's prior written approval, which approval shall not be unreasonably withheld or delayed; (b) no such request shall effect any structural change in the Buildings or otherwise render the Premises or Buildings in violation of applicable laws; (c) Tenant shall pay any additional costs required to implement such change, including, without limitation, loss of rents, architecture and other consultant fees, increases in construction costs and other charges payable caused (to the extent they are not covered by the Landlord's Contribution); and (d) such requests shall constitute an agreement by tenant to any delay in completion caused by Landlord's reviewing, processing and implementing such change. If Tenant requests or causes any change, addition or deletion to the Premises to be necessary after approval of the Drawing, a request for the change shall be submitted to Landlord's Representative, accompanied by revised plans prepared by the Tenant's Architect, all at the Tenant's sole expense (to the extent not covered by Landlord's Contribution). Tenant acknowledges that neither the Tenant's Architect nor any contractor engaged by Tenant is Landlord's agent and neither entity has authority to enter into agreements on Landlord's behalf or otherwise bind Landlord.

11. TENANT'S REPRESENTATIVE. Tenant has designated the Tenant's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall not change the Tenant's Representative without notice to Landlord.

12. LANDLORD'S REPRESENTATIVE. Landlord has designated Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord's Representative without notice to Tenant.

13. NO REPRESENTATIONS OR WARRANTIES. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord's participation in the preparation of the Drawings, the cost estimates for the Tenant's Work and the construction of the Tenant's Work shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) that the Tenant's Work, if built in accordance with the Drawings, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that the Tenant's Work are intended for use by Tenant and the specification and design requirements for such improvements are not within the special knowledge or experience of Landlord. Landlord's obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after construction thereof, shall be borne entirely by Tenant.

14. INCORPORATION. This Work Letter and all schedules attached hereto are incorporated in the Lease; and all of the terms and provisions of the Lease are incorporated herein by this reference.

"Landlord"
NEW ALLIANCE PROPERTIES, INC., a Delaware corporation
By:	/s/ SIGNATURE ILLEGIBLE As its: Chief Financial Officer
Tenant
ESOFT, INC., a Delaware corporation
By:	/s/ JEFFREY J. FINN As its: CEO

EXHIBIT D
RULES AND REGULATIONS

        It is further agreed that the following rules and regulations shall be and are hereby made a part of this Lease and Tenant agrees that Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by these rules and regulations as they may be amended or supplemented from time to time. Capitalized terms have the same meaning as used in the Lease, unless otherwise indicated.

(1)
The sidewalks, entries, passages, corridors, and stairways of the Building Complex shall not be obstructed or locked or used for smoking, storage or loitering by Tenant or Tenant's agents or employees or used for any purpose other than ingress and egress to and from the Premises.

(2)
Furniture, equipment, or supplies will be moved in or out of the Building only through access ways designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause the movers to use only the loading facilities and access ways designated by Landlord. In the event Tenant's movers damage any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair that damage.

(3)
No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord and landlord shall have the right to designate the location of such articles in the Premises.

(4)
No sign, advertisement or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building (including windows) unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Landlord in writing but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the building other than the Building standard approved Tenant signs. No furniture shall be placed in front of the Building or in any lobby or corridor of the building (whether included wholly within the Premises, or otherwise), without the prior written consent of Landlord. Landlord shall have the right to remove all non permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

(5)
Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict, with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

(6)
The janitor of the building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises.

(7)
Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

(8)
Except for handicapped assistance dogs, no animals shall be allowed in the offices, hails, and corridors in the Building. No person shall disturb the. occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

(9)
Bicycles shall be permitted in the Building so long as they are stored in designated areas such as a storage room.

(10)
Tenant shall not allow anything to be placed on the outside of the building, nor shall anything be thrown by Tenant or Tenant's agents or employees out of the windows or doors or down the corridors, or ventilating ducts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window. Tenant must at its own expense dispose of crates, boxes, or similar large items of refuse which will not fit into office waste paper baskets. In no event shall Tenant set any such items in the corridors or other areas of the Building.

(11)
No additional lock or locks shall be placed by Tenant on any door in the Building, unless written consent of Landlord shall first have been obtained. Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms, or vaults.

(12)
No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

(13)
If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

(14)
Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

(15)
Any painting or decorating, as may be agreed to be done by and at the expense of Landlord, shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

(16)
Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

(17)
Smoking is prohibited in the Building, including all tenants' premises, inside lobbies, bathrooms, and other Common Areas and public areas of the Building Complex and is restricted in all outside plaza areas of the Building Complex to specific locations designated by Landlord as smoking areas, if any.

(18)
Tenant shall be entitled to two sets of keys to the Premises. In the event Tenant needs any additional keys, such keys must be requested from Landlord. Tenant shall pay to Landlord the actual cost of making such additional keys. Landlord reserves the right to refuse admittance to the Building at any time other than during Ordinary Business Hours, to any person not producing a key to the Premises and/or a pass issued by Landlord. In case of fire, invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building while it continues. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

(19)
No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building on the Building Complex, and Tenant shall cooperate with Landlord in prevention and elimination of same.

FIRST AMENDMENT TO OFFICE LEASE

        THIS FIRST AMENDMENT TO OFFICE LEASE, dated as of December 22, 1999 (the "Amendment"), is entered into by and between NEW ALLIANCE PROPERTIES, INC., a Delaware corporation ("Landlord") and ESOFT, INC., a Delaware corporation ("Tenant").

Recitals:

          A.    Landlord's predecessor in interest and Tenant entered into a written lease agreement, dated February 17, 1999 (the "Lease"). Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.

          B.    Landlord and Tenant desire to amend the Lease in the manner and form hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

        1.    The rentable square footage of the Premises is increased to approximately 20,425 rentable square feet by the addition of approximately 6,807 rentable square feet located in Suite 300 (the "Additional Space"), as outlined on the diagram, attached hereto as Exhibit A and made a part hereof by reference for the term of the Lease on the following basis:

          A.    Tenant's right to occupy the Additional Space and its obligation to pay Base Rent and Tenant's Pro Rata Share of excess Operating Expenses for the Additional Space commence the earlier of February 1, 2000 or tenant occupancy (the "Additional Space Commencement Date") and terminates with the term of the Lease.

          B.    As of the Additional Space Commencement Date, any reference to "Premises" in the Lease includes the Additional Space as a part of the Premises and Tenant's occupancy thereof is subject to all terms of the Lease except as otherwise specifically herein provided.

        2.    Commencing on the Additional Space Commencement Date, Tenant will pay Base Rent for the Additional Space, which is in addition to the Base Rent payable by Tenant for the existing Premises, in accordance with the Lease in the following amounts:

Period	Monthly Base Rent	Per Sq. Ft. Rate
Additional Space Commencement Date-1/31/01	$7,374.25	$13.00
2/1/01-1/31/02	$7,657.88	$13.50
2/1/02-1/31/03	$7,941.50	$14.00
2/1/03-1/31/04	$8,225.13	$14.50
2/l/04-5/31/04	$8,508.75	$15.00

        3.    Commencing on the Additional Space Commencement Date, Tenant will pay Tenant's Pro Rata Share of excess Operating Expenses attributable to the Additional Space in accordance with the Lease, thereby increasing Tenant's Pro Rata Share for the Premises (the Premises including the Additional Space) for periods commencing on or after the Additional Space Commencement Date to 31.92%.

        4.    Landlord agrees to perform certain tenant improvement work in the Additional Space (the "Tenant Work"). The Tenant Work will be completed and paid for in accordance with and subject to the terms and provisions of the Work Letter, attached hereto as Exhibit B. Other than the Finish Work described on Exhibit B, Landlord has no obligation for improving the Additional Space and Tenant accepts the Additional Space in its "as is" condition for the term of the Lease.

        5.    Commencing on the Additional Space Commencement Date, Tenant has the right to use 27 additional surface parking spaces in accordance with and subject to the Lease for such spaces.

        6.    Tenant hereby represents and warrants to Landlord that it has not engaged any broker in connection with the negotiation and/or execution of this Amendment except The Staubach Company ("Tenant's Broker"). Tenant has no knowledge of any other broker's involvement in this transaction except Cushman and Wakefield ("Cushman") which has acted as Landlord's leasing agent. Tenant will indemnify Landlord and Cushman against any claim or expense (including, without limitation, attorneys' fees) paid or incurred by Landlord or Cushman as a result of any claim for commissions or fees by any broker, finder, or agent, other than Tenant's Broker, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant. Tenant acknowledges that Landlord is not liable for any representations by Cushman or Tenant's Broker regarding the Premises, Building, Building Complex or this Amendment.

        7.    If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment govern. The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

        8.    Time is of the essence herein.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written and is effective upon delivery of a fully executed copy to Tenant.

ESOFT, Inc., a Delaware corporation	NEW ALLIANCE PROPERTIES, INC., A Delaware corporation
By: /s/ JASON ROLLINS Print Name: Jason Rollins Print Title: VP Operations	By: /s/ SIGNATURE ILLEGIBLE As its: Chief Financial Officer
ATTEST:	"Landlord"
By: Print Name: Print Title:
"Tenant"

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EXHIBIT A
ADDITIONAL SPACE

EXHIBIT B
WORK LETTER

        This is the Work Letter referred to in and specifically made a part of the Amendment to which this Work Letter is annexed, covering the Additional Space, as more particularly described in this Amendment.

        Landlord and Tenant agree as follows:

        1.    DEFINED TERMS. The following capitalized terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining capitalized terms set forth herein shall have the meaning set forth in the Lease:

Landlord's Representative:	John Chambers
Tenant's Representative:	Jay Rollings
Tenant's Architect:	W. E. Kieding
Landlord's Contribution:	$34,035.00 The consideration may be used entirely at tenant's discretion, including, but not limited to, improvements to premises, re-cabling, rent abatement, or cash.

        2.    TENANT IMPROVEMENTS. The "Tenant Improvements" shall mean the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, retrofit of existing Additional Space lighting, electrical and telephone wiring, removal of all telecommunications cabling throughout the Additional Space, cabling for computers, telecommunications and fiber optics, metering and outlets, ceilings, floor and window coverings, fire sprinklers system, Tenant signage, security system, and other items of general applicability that Tenant desires to be installed in the interior of the Additional Space or on the exterior of the Additional Space or Buildings. Landlord has installed and paid for a separate meter to measure the amount of Tenant's electrical consumption within the Additional Space such that the Additional Space shall be separately metered and Tenant shall pay directly to the applicable utility company all utility costs for the Additional Space and the HVAC serving the Additional Space.

        3.    DRAWINGS. Subject to the provisions of this Work Letter pertaining to Landlord's payment of the Landlord's Contribution, Tenant shall engage and pay for the services of an Architect, which Architect shall be subject to Landlord's reasonable approval, to prepare a space layout, working drawings and specifications for all Tenant Improvements, including the location of any Tenant Improvements located outside of the Additional Space. Tenant shall devote such time in consultation with the Tenant's Architect as shall be necessary to enable the Tenant's Architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications for the construction of the Tenant Improvements, showing thereon all Tenant Improvements, including all materials and specifications ("Drawings"). Tenant hereby acknowledges and agrees that it will endeavor, through the exercise of its Architect's and other consultants best professional judgment and skills, to have the Drawings comply with all applicable laws, including the Americans with Disabilities Act (as currently interpreted), and other ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction thereof.

        4.    LANDLORD'S APPROVAL. On or before the applicable Time Limit set forth below, Tenant shall submit to Landlord complete and final Drawings for the Tenant Improvements in the form of two sets of Drawings and a computer disk thereof. The Drawings shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. If Landlord should disapprove such Drawings, Landlord shall specify to Tenant the reasons for its disapproval and Tenant shall cause the same to be revised to meet the Landlord and Tenant's mutual satisfaction and shall resubmit the same to Landlord, as so revised, on or before the applicable Time Limit set forth in Section 8 below.

        5.    CONSTRUCTION OF TENANT IMPROVEMENTS. It is understood and agreed by the parties that, as hereinafter set forth, the Tenant has elected to retain a General Contractor and arrange for the construction and installation of the Tenant Improvements itself in a good and workmanlike manner ("Tenant's Work"). All Tenant's Work shall be of a quality and standard equivalent to the standards for construction set for the Building. On or before the Time Limit applicable set forth below, Tenant shall submit to Landlord the names of the General Contractor and the electrical, ventilation, plumbing and heating subcontractors (hereinafter "Major Subcontractors") for Landlord's approval, which approval shall not be unreasonably withheld. If Landlord shall reject the General Contractor, any Major Subcontractor Landlord shall advise Tenant of the reason(s) in writing and, Tenant shall submit another selection to Landlord. Along with Tenant's notice, Tenant shall notify Landlord of its estimate of the total costs for the Tenant's Work.

        6.    TENANT'S CONSTRUCTION OF THE TENANT IMPROVEMENTS. Subject to the provisions of this Work Letter pertaining to Landlord's payment of Landlord's Contribution and Landlord's Meter Contribution, Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of the Tenant's Work within seven (7) business days of Tenant's receipt of its draw pursuant to its Draw Request, as hereinafter provided in Section 8 below and shall furnish to Landlord evidence of such payment upon request. Landlord shall post and serve notices of non-liability in accordance with C.R.S. § 38-22-105(2). In the event any lien is filed against the Buildings, Building Complex or any portion thereof or against Tenant's leasehold interest therein, the provisions of the Lease regarding Tenant's removal of mechanic's liens shall apply.

        6.1  Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord and Tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from the construction of the Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Buildings or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the construction of the Tenant's Work.

        6.2  The General Contractor employed by Tenant and any subcontractors thereof shall be (i) duly licensed in the state in which the Additional Space are located, and (ii) except as otherwise approved herein or pursuant to Section 6 above, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. On or before fifteen (15) days, prior to the commencement of any construction activity in the Additional Space, Tenant and Tenant's contractors shall obtain and provide Landlord with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms complying with the insurance requirements of the Lease and with companies satisfactory to Landlord. If Landlord should disapprove such insurance, Landlord shall specify to Tenant the reasons for its disapproval within five (5) business days after delivery of such certificates. Tenant's agreement with its contractors shall require such contractors to provide daily clean up of the construction areas to the extent such clean up is necessitated by the construction of the Tenant Work, and to take reasonable steps to minimize interference with other tenant's use and occupancy of the Building. Nothing contained herein shall make or constitute Tenant as the agent of Landlord. Tenant and Tenant's contractors shall comply with any other Building rules, regulations or reasonable requirements that Landlord may impose.

        6.3  Landlord will permit entry of such contractors into the Additional Space for the purpose of performing such work or after the date Landlord has approved the Drawings. Landlord agrees to supply temporary power, material staging area, dock space, space for Tenant's dumpsters, and access in and out of the Building during the entire construction period at no cost to Tenant and subject to reasonable rules established by Landlord. After hours construction activities by Tenant shall require reimbursement to Landlord for its costs for after hours supervision. Further, all construction activities

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shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof. Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease.

        6.4  All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Additional Space pursuant to the provisions of this Work Letter before the commencement of the Term or throughout the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party's gross negligence or willful or criminal misconduct.

        6.5  Landlord shall be entitled to receive a review consultant's fee for review of architectural and engineer working drawings. Such amount shall equal the amount billed by architect and engineer to Landlord, but in no event shall equal greater than 3% of the total construction costs.

        7.    LANDLORD'S CONTRIBUTIONS. Landlord shall contribute to the costs and expenses of all consultant costs for the planning and design of Tenant's Work, including all permits, licenses and construction fees and constructing the Tenant Work in an amount not to exceed Landlord's Contribution ("Tenant's Costs"). Provided this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable notice and grace period, Landlord shall pay Landlord's Contribution to Tenant as follows:

          (1)  No more frequently than once every thirty (30) days following the Commencement Date, Tenant may request in writing a draw, payable to joint check to Tenant and/or Tenant's Contractor and/or any applicable subcontractor ("Joint Check") against the Landlord's Contribution which request shall include (a) receipted invoices (or such other proof of payment as Landlord shall reasonably require) showing payment thereof, (b) a written statement from Tenant's Architect or General Contractor that the Tenant's Work described on any such invoices has been completed in accordance with the Drawings, and (c) all required AIA forms, supporting final lien waivers and releases executed by the General Contractor and all subcontractors employed in connection with such portion of the Tenant's Work (collectively the "Draw Request"). Within ten (10) business days following Landlord's receipt and approval of the Draw Request, Landlord shall pay the amount of such draw, less ten percent (10%) thereof; and

          (2)  After the Tenant's Work is Substantially Complete (as defined in Section 10 hereof), Tenant may submit to Landlord a request in writing for the balance of Landlord's Contribution which request shall include: (a) record "as-built" drawings showing all of Tenant's Work as actually constructed, (b) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices showing payment thereof in accordance with previous Draw Requests, (c) a certified, written statement from Tenant's Architect that all of the Tenant's Work has been completed in accordance with the Drawings, (d) all required AIA forms, supporting final lien waivers, and releases executed by the Architect, General Contractor and all subcontractors and suppliers in connection with Tenant's Work, and (e) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Additional Space, together with all licenses, certificates, permits and other government authorizations necessary in connection with Tenant's Work and the operation of Tenant's business from the Additional Space ("Final Draw Request"). Upon Landlord's receipt and approval of the Final Draw Request, Landlord shall pay the balance of Landlord's Contribution less the Review Costs by Joint Check, if requested by Tenant. Landlord shall pay said full remaining amount of the Landlord's contribution whether or not the final actual costs in the Tenant Work and the meter installation are less than Landlord's contribution. Payment by Landlord shall be made within five (5) business days, unless Landlord notifies Tenant, in writing, of its rejection (and the reasons therefor) of any or all of the Final Draw Request and, if so, upon reasonable satisfaction of such objections, Landlord shall pay any

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  remaining sums within five (5) business days. Further, to the extent Landlord does not so reject any portion of said Final Draw Request, Landlord shall timely pay such acceptable portion of the Final Draw Request.

        8.    TIME LIMITS. The following maximum time limits and periods shall be allowed for the indicated matters:

Action	Time Limit
• Tenant notifies Landlord of its selection of an Architect.	On or before 5 days after the date of this Amendment.
• Tenant submits Drawings to Landlord for review and approval.	On or before 20 days after the date of this Amendment.
• Landlord notifies Tenant and Tenant's Architect of its approval of the Drawings with any required changes in detail.	On or before 7 days after the date of Landlord's receipt of the Drawings.
• Tenant notifies Landlord of its selection of its General Contractor and Major Subcontractors.	On or before 30 days after the date of this Amendment.
• Landlord approves/disapproves Tenant's General Contractor and/or Major Subcontractors	On or before 7 days after the date of Landlord's receipt of tenant's new notification.
• If applicable, Landlord and Tenant mutually approve the General Contractor and all Major Subcontractors.	On or before 3 days after the date of Landlord's receipt of Tenant's new notification.
• If applicable, Landlord and Tenant mutually approve the final revised drawings	On or before 3 days after the date of Landlord's receipt of revised Drawings.
• Tenant submits Drawings for building permit.	On or after the date Tenant and Landlord mutually approve the final, revised Drawings.
• Tenant commences construction of the Tenant's Work.	After providing copies of the building permit to Landlord.

        8.1  Except as may be otherwise specifically provided for herein, in all instances where either Tenant's or Landlord's approval is required, if no written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have given its approval and the next succeeding time period shall commence. Any delay in any of the foregoing dates (including any "re-do," continuation or abatement of any item due to Tenant's or Landlord's disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time.

        9.    SUBSTANTIAL COMPLETION. Tenant's Work shall be deemed "Substantially Complete" when the General Contractor has finished all work called for by the Drawings and contract documents and the Additional Space is ready to be used and occupied by Tenant, even though minor items may remain to be installed, finished or corrected. The date the Tenant's Work is Substantially Complete shall be deemed the "Substantial Completion Date." Tenant shall cause the General Contractor to diligently complete any items of work not completed when the Additional Space are Substantially Complete. In the event of any dispute as to Substantial Completion of the Tenant's Work, the Statement of the Tenant's Architect shall be conclusive. Substantial Completion shall have occurred notwithstanding punch list items.

        10.  CHANGES. Tenant may request reasonable changes in the Drawings; provided, however, that (a) no change shall be made to the Drawings without Landlord's Representative's prior written

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approval, which approval shall not be unreasonably withheld or delayed; (b) no such request shall effect any structural change in the Buildings or otherwise render the Additional Space or Buildings in violation of applicable laws; (c) Tenant shall pay any additional costs required to implement such change, including, without limitation, loss of rents, architecture and other consultant fees, increases in construction costs and other charges payable caused (to the extent they are not covered by the Landlord's Contribution); and (d) such requests shall constitute an agreement by Tenant to any delay in completion caused by Landlord's reviewing, processing and implementing such change. If Tenant requests or causes any change, addition or deletion to the Additional Space to be necessary after approval of the Drawing, a request for the change shall be submitted to Landlord's Representative, accompanied by revised plans prepared by the Tenant's Architect, all at Tenant's sole expense (to the extent not covered by Landlord's Contribution). Tenant acknowledges that neither the Tenant's Architect nor any contractor engaged by Tenant is Landlord's agent and neither entity has authority to enter into agreements on Landlord's behalf or otherwise bind Landlord.

        11.  TENANT'S REPRESENTATIVE. Tenant has designated the Tenant's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall not change the Tenant's Representative without notice to Landlord.

        12.  LANDLORD'S REPRESENTATIVE. Landlord has designated Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord's Representative without notice to Tenant.

        13.  NO REPRESENTATIONS OR WARRANTIES. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord's participation in the preparation of the Drawings, the cost estimates for the Tenant's Work and the construction of the Tenant's Work shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) that the Tenant's Work, if built in accordance with the Drawings, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that the Tenant's Work are intended for use by Tenant and the specification and design requirements for such improvements are not within the special knowledge or experience of Landlord. Landlord's obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after construction thereof, shall be borne entirely by Tenant.

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        14.  INCORPORATION. This Work Letter and all schedules attached hereto are incorporated in this Amendment; and all of the terms and provisions of the Lease are incorporated herein by this reference.

"Landlord"
NEW ALLIANCE PROPERTIES, INC., a Delaware corporation
By: /s/ SIGNATURE ILLEGIBLE As its: Chief Financial Officer
Tenant
ESOFT, INC., a Delaware corporation
By: /s/ JASON ROLLINS As its: V.P. Operations

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Re	295 Interlocken Boulevard Broomfield, Colorado

SECOND AMENDMENT TO LEASE

THE STATE OF COLORADO	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BOULDER	§

        THIS SECOND AMENDMENT TO LEASE (this "Amendment") has been executed effective (but not necessarily on) as of the 31st day of December, 2000, by OLYMPIA PROPERTIES, L.L.C., a Washington limited liability company ("Landlord") and E-SOFT, INC., a Delaware corporation ("Tenant").

R E C I T A L S

        A.    New Alliance Properties, Inc. ("Prior Landlord") and Tenant have heretofore executed that certain Office Lease (the "Original Lease"), dated as of February 17, 1999, as amended by First Amendment to Office Lease, dated as of December 22, 1999, pursuant to which Tenant leased approximately 20,425 rentable square feet of area comprised of approximately 6,807 rentable square feet in Suite 300 (the "Suite 300 Area") and approximately 13,618 rentable square feet in Suite 400 (the "Suite 400 Area") (collectively, the "Original Premises"), in the building located at 295 Interlocken Boulevard, Broomfield, Colorado (the "Building"); the Original Lease, as so amended, being referred to as the "Lease." Unless otherwise provided herein, capitalized words and phrases shall have the same meanings as those set forth in the Lease.

        B.    Landlord has acquired the Building and succeeded to all of Prior Landlord's interest under the Lease.

        C.    Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) reconfigure the Original Premises; and (ii) make, certain other amendments to the Lease, all as more particularly set forth in this Amendment.

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE 1

CERTAIN AMENDMENTS

        SECTION 1.01    Reconfiguration of Premises.    Subject to the contingencies, terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises are hereby (a) reduced, effective February 28, 2001, by the total square footage contained in the Suite 300 Area in the Building and (b) expanded, effective January 1, 2001, by approximately 10,318 rentable square feet (the "Expansion Premises") located in Suite 400 of the Building, all as outlined and identified on the cross-hatched floor plan attached hereto as Exhibit A (the Original Premises, as so reconfigured, being referred to as the "Premises"). As of: (1) January 1, 2001, the Premises will be amended to contain approximately 30,743 rentable square feet in the Building and (2) February, 28, 2001, the Premises will be amended to contain approximately 23,936 rentable square feet of space in the Building, consisting of the 13,618 rentable square feet of space in the Suite 400 Area and the 10,318 rentable square feet of space in the Expansion Premises. Tenant shall simultaneously herewith remit to Landlord an additional Security Deposit in the amount of $14,000.00. Notwithstanding anything in the Lease to the contrary, upon expiration or earlier termination of the Lease, Tenant shall be liable for removing all furniture and equipment and other personal property that remain in the Expansion Premises from any prior tenant, Landlord making no representations or warranties as to any contents or the condition thereof. Tenant represents to Landlord that Tenant is entering into a separate agreement with the prior tenant regarding such property and Landlord shall have no liability or obligation with respect thereto.

        SECTION 1.02    Termination.    Subject to the contingencies, terms and conditions set forth in this Amendment, Landlord and Tenant acknowledge that the Lease will terminate on February 28, 2001, as to the Suite 300 Area only, provided Tenant pays to Landlord all rental amounts due and owing under the Lease with respect thereto through and including February 28, 2001, in accordance with the Lease, with all payments being due on or before February 28, 2001. Notwithstanding the foregoing, Tenant will remain liable for all obligations and amounts due and owing to Landlord under the Lease accruing prior to February 28, 2001, even if such obligations and amounts are not determinable until after February 28, 2001.

        SECTION 1.03    Surrender of Suite 300 Area.    As of February 28, 2001, Tenant shall have vacated and abandoned the Suite 300 Area and removed all office equipment and supplies, furniture and other personal property, each to the extent owned by Tenant and located within, and readily removable from the Suite 300 Area. As of February 28, 2001, Tenant shall deliver the Suite 300 Area to Landlord in broom-clean condition and as required by Section 22 of the Original Lease. Tenant shall have no further right to the Suite 300 Area or possession of the Suite 300 Area (i.e., Landlord may re-lease the Suite 300 Area to another occupant and commence improvements). Tenant hereby releases and forever discharges Landlord and its respective officers, directors, agents and affiliates from any and all losses, costs, claims or liabilities owed to such party, whether under the Lease relating to the Suite 300 Area, including any claims for relocation costs, lost profits and any and all consequential, punitive and other damages suffered or otherwise incurred by Tenant, if any.

        SECTION 1.04    Lease Term.    The Lease Term for the Premises, as reconfigured hereby, shall remain a3 set forth in the Lease and shall expire May 31, 2004, subject to adjustment and earlier termination as provided in the Lease. Except as set forth on Exhibit B attached hereto, Tenant shall have no further renewal extension or expansion options or rights of first refusal offer or opportunity as to any other promises in the Building, all of such rights being hereby deleted.

        SECTION 1.05    Base Rent.    The Base Rent for the Suite 400 Area and Suite 300 Area during the Lease Term shall remain as set forth in the Original Lease through and including January 31, 2001. Thereafter, Tenant shall pay Base Rent for the Suite 400 Area in accordance with the Original Lease. From January 1, 2001, the Base Rent for the Expansion Premises throughout the Lease Term shall be as follows:

Period:	Annual Base Rent per R.S.F.:*	Monthly Base Rent:*
Months 01-12	$14.00	$12,037.67
Months 13-24	$14.50	$12,467.58
Months 25-36	$15.00	$12,897.50
Months 37-41	$16.00	$13,757.33

* The Base Rent set forth above is a triple-net rate. The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.

        SECTION 1.06    Operating Expenses.    Commencing on the Effective Date, Tenant will pay Tenant's Pro Rata Share of Operating Expenses attributable to the entire Premises, as hereby reconfigured, on a triple net basis. As of January 1, 2001, Tenant's Pro Rata Share of Operating Expenses shall be amended to be 48.04% (i.e., 30,743 rentable square feet in the Premises divided by 63,995 rentable square feet in the Building). As of February 28, 2001, Tenant's Pro Rata Share of Operating Expenses shall be amended to be 37.40% (i.e., 23,936 rentable square feet in the Premises divided by 63,995 rentable square feet in the Building.

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        SECTION 1.07    Commissions.    Landlord and Tenant warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Colliers Bennett & Kahnweiler, Inc. (by separate agreement between Landlord and Colliers Bennett & Kahnweiler, Inc., the "Colliers Agreement") (hereafter, "Brokers"), which Landlord shall be liable for paying to Colliers Bennett & Kahnweiler, Inc, the amount set forth in the Colliers Agreement. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker (including Brokers, in excess of the amount set forth above) with respect to this Amendment resulting from the acts of such party, but not otherwise.

        SECTION 1.08    AS IS.    Tenant accepts the Promises "as is" "where is" without representation or warranty, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

        SECTION 1.09    Contingency.    Tenant acknowledges there is currently an existing tenant (the "Existing Tenant") occupying the Expansion Premises under an existing lease (the "Existing Lease"). This Amendment is contingent upon Landlord entering into a termination agreement of the Existing Lease with the Existing Tenant on terms and conditions acceptable to Landlord, in Landlord's sole discretion. If this contingency is not satisfied on or before January 31, 2001, Landlord may terminate this Amendment upon prior written notice to Tenant and this Amendment shall be deemed null and void and neither party will have any further obligation to the other under this Amendment.

        SECTION 1.10.    Additions to Lease.    The following sections are hereby added to the Original Lease:

      A    Landlord's Liability.    The liability of Landlord to Tenant for any default by Landlord under the terms of the Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the land, and Landlord shall not be personally liable for any deficiency.

      B    WAIVER OF JURY TRIAL.    LANDLORD AND TENANT WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

      C    Force Majeure.    Other than for Tenant's monetary obligations under the Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

        SECTION 1.11.    Further amendments.    The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. The last sentence of Section 9 of the Original Lease is hereby deleted in its entirety. Sections 29 and 30 of the Original Lease are hereby deleted in their entirety. Notwithstanding anything in the Lease to the contrary: (a) Tenant, at its sole expense, shall comply with all laws (including, without limitation, laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants and restrictions applicable to Tenant's use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises and (b) Landlord shall only be required to use commercially reasonable efforts to obtain a non-disturbance agreement on Tenant's behalf.

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ARTICLE 2

MISCELLANEOUS

        SECTION 2.01    Ratification.    The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and affect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

        SECTION 2.02    Notices.    All notices to be delivered to Landlord under the Lease or otherwise with respect to the Promises shall, unless Landlord otherwise notifies Tenant, be delivered to Landlord in accordance with notice provisions of the Lease at the management office in the Building with a copy at the same time to the following address:

                c/o TA Associates Realty
                28 State Street, 10th Floor
                Boston, Massachusetts 02109
                Attn.: Asset Manager

        SECTION 2.03    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

        SECTION 2.04    Counterparts.    This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES FOLLOW NEXT PAGE]

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        IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and Year first above written.

Dated: January 18th, 2001	LANDLORD:
Olympia Properties L.L.C., a Washington limited liability company
	By:	Bartwood L.L.C., a Massachusetts limited liability company, Managing Member
		By:	Realty Associates Advisors LLC, a Delaware limited liability company, Managing Member
			By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member
				By:	/s/ Henry G. Brauer (Officer) Henry G. Brauer Regional Director

Date: December 31, 2000	TENANT:
E-SOFT, INC., a Delaware corporation
	By:	/s/ Jason Rollins
	Name:	Jason Rollins 12/29/00
	Title:	VP of Operations

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EXHIBIT B

EXTENSION OPTION

        Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Least for one (1) additional period of five (5) years on the same terms provided in this Lease (except as set forth below), by delivering written notice (the "Renewal Notice") of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the initial Lease Term. On or before the commencement date of such extended Lease Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease. except as follows:

  (1)
  The Base Rent payable for each month during such extended Lease Term shall be the prevailing rental rate for buildings comparable to the Building, at the commencement of such extended Lease Term, for space of equivalent quality, size, utility and location, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account;

  (2)
  Tenant shall have no further renewal options unless hereafter expressly granted by Landlord in writing; and

  (3)
  Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

        Landlord shall deliver written notice (the "Landlord Notice") to Tenant, within sixty (60) days after Landlord's receipt of a timely Renewal Notice, which sets forth the Base Rent determined by Landlord to be payable during the renewal period after consideration of the factors set forth under clause (1) above. Tenant shall have the right, within thirty (30) days following the date of the Landlord Notice, to deliver written notice (the "Revocation Notice") to Landlord that Tenant elects to revoke its exercise of the renewal option. If Tenant delivers a Revocation Notice, Tenant shall have no further rights under this Exhibit and this Lease shall terminate upon the expiration of the initial term hereof. If Tenant timely delivers a Renewal Notice but fails to timely deliver a Revocation Notice, this Lease shall be extended on the terms set forth above and at the Base Rent specified in the Landlord Notice.

        Tenant's rights under this Exhibit shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant, at any time during the Lease Term, assigns any of its interest in this Lease or sublets any portion of the Premises, (iii) Tenant delivers a Revocation Notice, or (iv) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

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QuickLinks

TABLE OF CONTENTS OFFICE LEASE
OFFICE LEASE PART I BASIC LEASE TERM SHEET
PART II GENERAL PROVISIONS
"EXHIBIT B"
EXHIBIT C WORK LETTER
EXHIBIT D RULES AND REGULATIONS
FIRST AMENDMENT TO OFFICE LEASE
Recitals
SECOND AMENDMENT TO LEASE
R E C I T A L S
ARTICLE 1 CERTAIN AMENDMENTS
ARTICLE 2 MISCELLANEOUS
EXHIBIT B EXTENSION OPTION